EXECUTION COPY


                              EURO 35,000,000,000
                           CREDIT FACILITY AGREEMENT

                                 10 APRIL 2007

                                      for
                                  ENEL S.p.A.
                                as the Company

                                      and

                        ENEL FINANCE INTERNATIONAL S.A.
                         as the International Borrower

                                     with

    BANCO SANTANDER CENTRAL HISPANO, S.A., BAYERISCHE HYPO-UND VEREINSBANK AG, MILAN BRANCH, INTESA SANPAOLO S.p.A., MEDIOBANCA - BANCA DI CREDITO
                      FINANZIARIO S.p.A. and UBS LIMITED
                          as mandated lead arrangers

    BANCO SANTANDER CENTRAL HISPANO, S.A., BAYERISCHE HYPO-UND VEREINSBANK AG, MILAN BRANCH, INTESA SANPAOLO S.p.A., MEDIOBANCA - BANCA DI CREDITO
                      FINANZIARIO S.p.A. and UBS LIMITED
                                as bookrunners

               MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.p.A.
                                acting as agent

                     BANCO SANTANDER CENTRAL HISPANO, S.A.
                        acting as issuer of the Avales

                                AND THE LENDERS




                                 ALLEN & OVERY
                              Allen & Overy LLP

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                                   CONTENTS

Clause                                                                   Page

1.  Definitions and Interpretation..........................................1
2.  The Facilities.........................................................26
3.  Purpose................................................................27
4.  Conditions of Utilisation..............................................28
5.  Utilisation - Advances.................................................32
6.  Utilisation - Avales...................................................33
7.  Avales.................................................................35
8.  Repayment..............................................................42
9.  Prepayment and Cancellation............................................42
10. Interest...............................................................49
11. Interest Periods.......................................................51
12. Changes to the Calculation of Interest.................................52
13. Fees.....................................................................
14. Tax Gross-Up and Indemnities...........................................55
15. Increased Costs........................................................58
16. Other Indemnities......................................................59
17. Mitigation by the Lenders..............................................61
18. Costs and Expenses.....................................................61
19. Guarantee and Indemnity................................................63
20. Representations........................................................66
21. Information Undertakings...............................................70
22. Financial Covenants....................................................73
23. General Undertakings...................................................75
24. Events of Default......................................................78
25. Changes to the Lenders.................................................83
26. Confidentiality........................................................86
27. Changes to the Borrowers...............................................87
28. Role of the Agent, the Bookrunners and the Mandated Lead Arrangers.....88
29. Conduct of Business by the Finance Parties.............................92
30. Sharing Among the Finance Parties......................................93
31. Payment Mechanics......................................................95
32. Set-Off................................................................97
33. Notices................................................................97
34. Calculations and Certificates..........................................99
35. Partial Invalidity.....................................................99
36. Remedies and Waivers...................................................99
37. Amendments and Waivers.................................................99
38. Permitted Facility C Increase.........................................101
39. Counterparts..........................................................104
40. Governing Law.........................................................105
41. Enforcement...........................................................105

Schedule

1.  The Original Finance Parties..........................................106
    Part 1   Initial Issuing Entity.......................................106

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     Part 2   Original Lenders............................................106
2.   Conditions Precedent.................................................107
3.   Requests.............................................................109
     Part 1   Utilisation Request.........................................109
     Part 2   Selection Notice............................................110
4.   Form of Transfer Certificate.........................................111
5.   Timetables...........................................................113
6.   Form of Indemnity Claim Notice.......................................114
7.   Form of Compliance Certificate.......................................115
8.   Mandatory Cost Formula...............................................116
9.   Incremental Commitments..............................................118
     Part 1   Form of Accession Certificate...............................118
     Part 2   Form of Increase Certificate................................120
10.  Form of Avales.......................................................122


Signatories...............................................................124

THIS AGREEMENT is dated 10 April 2007 and made in London

BETWEEN:

(1) ENEL S.p.A. (a company organised under the laws of Italy and whose registered office is at Viale Regina Margherita, 137, 00198 Rome and which is registered with the Registro delle Imprese (Company's Register) of Rome under number RM091-1992-7052) (the Company);

(2) ENEL FINANCE INTERNATIONAL S.A. (a public limited liability company (societe anonyme) incorporated under the laws of Luxembourg and whose registered office is at 31-33, boulevard du Prince Henri, L 1724 Luxembourg and which is registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Societes) under number B.60.088 (the International Borrower);

(3) BANCO SANTANDER CENTRAL HISPANO, S.A., BAYERISCHE HYPO-UND VEREINSBANK AG MILAN BRANCH, INTESA SANPAOLO S.p.A., MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.p.A. and UBS LIMITED, whether acting individually or together as mandated lead arrangers of the facilities to be provided under this Agreement (the Mandated Lead Arrangers);

(4) BANCO SANTANDER CENTRAL HISPANO, S.A., BAYERISCHE HYPO-UND VEREINSBANK AG MILAN BRANCH, INTESA SANPAOLO S.p.A., MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.p.A. and UBS LIMITED, whether acting individually or together as bookrunners of the facilities to be provided under this Agreement (the Bookrunners);

(5) THE FINANCIAL INSTITUTION listed in Part 1 (Initial Issuing Entity) of Schedule 1 (The Original Finance Parties) as issuer of the Avales (in this capacity, the Initial Issuing Entity);

(6)      THE FINANCIAL  INSTITUTIONS  listed in Part 2 (Original  Lenders) of
         Schedule 1 (The Original Finance Parties) as lenders (the
         Original Lenders); and

(7) MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.p.A. as agent of the other Finance Parties (the Agent).

IT IS AGREED as follows:

                                   SECTION 1

                                INTERPRETATION
1.       DEFINITIONS AND INTERPRETATION
1.1      Definitions

         In this Agreement:

         Accepted Shares means the Target Shares which are to be acquired by the Company or Bidco in accordance with the Offer.

         Accounting Period means, in relation to any person, any period of six months or one year for which Accounts of such person are required to be delivered pursuant to this Agreement.

         Accounts means at any time and from time to time:



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

         (a)      the latest Audited Accounts; and

         (b)      the latest half-yearly Unaudited Accounts,

                  in each case delivered or required to be delivered to the Agent pursuant to this Agreement, or such of those accounts or financial statements as the context requires.

         Acquisition means the Offer and the transactions referred to in Clauses 3.1(b)(ii), (iii), (vi), (vii) and (ix).

         Acquisition Payment means the payment of the amount required to be paid by way of cash consideration by the Company (or Bidco, as the case may be) for the Accepted Shares on a Settlement Date.

         Administrative Party means a Mandated Lead Arranger, a Bookrunner, an Issuing Entity or the Agent.

         Advance means a Facility A1 Advance, a Facility A2 Advance, a Facility B1 Advance, a Facility B2 Advance, a Facility C1 Advance or a Facility C2 Advance.

         Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

         Agreed Exceptions means with respect to any action, proceeding or procedure referred to in Clause 24.6 (Insolvency proceedings) and Clause 24.7 (Creditors' Process) (each a Relevant Procedure):

         (a) the Relevant Procedure is discharged within 45 days of its commencement, provided that in case of bankruptcy proceeding initiated on request of third party creditors such term will be deemed starting as of the date the relevant hearing is set pursuant to article 15 of R.D. 16 March 1942, no. 267, as amended from time to time; or

          (b) on or prior to the end of the 45 day period mentioned in (a) above it is demonstrated to the satisfaction of the Majority Lenders (in their discretion but acting in good faith) that:

                  (i) the Relevant Procedure is frivolous and vexatious and is being duly defended in good faith and by appropriate proceedings; or

                  (ii) the Relevant Procedure is being duly defended in good faith and by appropriate proceedings and the relevant Borrower, the relevant Material Subsidiary, the Target or, as the case may be, the JV Co has sufficient funds to meet the maximum potential liability which may result from such proceedings, and (in any event) the Relevant Procedure does not result in the entry into of a composition or arrangement referred to in Clause
          24.6 (Insolvency proceedings) or an appointment referred to in Clause 24.7 (Creditors' Process) and in each of (i) and (ii) above, within 60 days of the end of the 45 day period mentioned in (a) above, the Relevant Procedure is discharged.

          American Depositary Receipts means any depositary receipt issued by any depositary under any sponsored or un-sponsored American depositary receipt programme in respect of any Target Shares.

          American Depositary Shares means the Target Shares evidenced by American Depositary Receipts.

          Ancillary Offer has the meaning given in Clause 3.1(b)(ix) (Purpose).


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

          Audited Accounts means the fully audited annual unconsolidated and fully audited annual consolidated financial statements of the Company.

          Auditors means KPMG S.p.A. or such other leading firm of independent and internationally recognised accountants as may be appointed by the Company as the auditors of the Group and notified to the Agent.

          Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

          Authorised Signatory means (a) in relation to the Company, Claudio Machetti or his successors in title and (b) in relation to the International Borrower, Fabrizio Vachez or his successors in title.

          Availability Period means the period from and including the date of this Agreement to and including the date falling 364 days after the date of this Agreement (as such period may be extended in respect of one or more Lenders pursuant to Clause 4.7 (Extension of Availability Period)).

          Available Commitment means, in relation to a Facility, a Lender's Commitment in relation to that Facility less:

          (a) the amount of its participation in any outstanding Advances or Avales under that Facility at such time; and

          (b) in relation to any proposed Utilisation, the amount of its participation in any Advances that are due to be made (in the case of Advances) or issued (in the case of Avales) under that Facility on or before the proposed Utilisation Date, in each case, taking into account the operation of Clause 5.1(b) (Delivery of a Utilisation for an Advance).

          Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

          Aval means each aval issued by one or more Issuing Entities in the form set out in Schedule 10 (Form of Avales) or such other form as may be required by the CNMV in connection with the Company's (or Bidco's as the case may be) participation in the Offer or any substitute Aval issued in accordance with Clause 6.3 (Issue of Avales) (together, the Avales).

          Aval Cash Collateralisation Date means the date falling 364 days after the date of this Agreement.

          Aval Fee has the meaning given to that term in Clause 13.4 (Fees in respect of Avales).

          Aval Release Date means the date on which an Aval is repaid or prepaid in full pursuant to Clause 1.5 (Avales) below.

          Bank Raising means any Financial Indebtedness raised by way of any bank facility loan in the form of a syndicated facility or a coordinated series of bilateral facilities, in each case borrowed by the Company or any wholly-owned Subsidiary of the Company and guaranteed by the Company.

          Bidco means Enel Energy Europe S.r.l. or any other member of the Group that makes the Offer.

          Blocked Account has the meaning given in Clause 7.6(b) (Cash Collateralisation of Avales).

          Borrower means the Company or the International Borrower.



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

          Break Costs means the amount (if any) by which:

          (a) the interest (excluding the Margin and Mandatory Cost) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

           exceeds:

           (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

          Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Madrid, Luxembourg and Milan and which is a TARGET Day.

          Capital Markets Instruments means Financial Indebtedness incurred by way of any notes or bonds whether or not convertible into share capital of any member of the Group issued by the Company or by any wholly-owned member of the Group and guaranteed by the Company (excluding the issuance of any commercial paper).

          Cash means cash in hand or cash at any bank or financial institution.

          Certain Funds Period means the period commencing on the date of this Agreement and ending on the earlier of:

          (a) the date on which the Offer lapses, terminates or is withdrawn by the Company (or Bidco);

          (b)  the Aval Cash Collateralisation Date; and

          (c) the day when the last Aval is released by CNMV following the occurrence of the Settlement Date.

          Certain Funds Utilisation means an Aval or an Offer Advance.

          Civil Code means the Italian Civil Code (codice civile), the initial version of which was enacted by Italian Royal Decree (Regio Decreto) No. 262 of 16 March 1942.

          Claimed Amount has the meaning given in Clause 7.1 (Authority to pay claims under an Aval).

          Clean-Up Date means the date falling 180 days after the initial Settlement Date.

          Clean-Up Period means the period commencing on the Signing Date and ending on the Clean-Up Date.

          CNMV means the National Securities Market Commission of Spain (Comision Nacional del Mercado de Valores).

          Commitment means a Facility A1 Commitment, a Facility A2 Commitment, a Facility B1 Commitment, a Facility B2 Commitment, a Facility C1 Commitment or a Facility C2 Commitment.

          Compliance Certificate means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

          Control Event means:

          (a) any shareholder, or shareholders acting in concert, other than MEF or any other arm or organ of Italy or any company directly or indirectly controlled by the MEF, acquires control (in accordance with the provisions of Article 2359 of the Civil
               Code) of the Company; or

          (b) the Company or any other member of the Group merges or agrees to merge all or a substantial part of the business, assets or undertaking of the Group taken as a whole with any other person or persons and the creditworthiness of the Group following that merger is or will be, in the opinion of the Majority Lenders, acting reasonably materially weaker than the creditworthiness of the Group immediately prior to the relevant merger.

          Controlled Subsidiary of any person means any company or corporation that is, directly or indirectly, controlled by that person in accordance with the provisions of Article 2359, first paragraph, numbers 1 and 2, of the Civil Code. Article 2359, of the Civil Code does not apply in case of JV Co or any member of the Target Group, unless the Company is actually entitled to direct the affairs of JV Co or, as the case may be, the Target and control the composition of the board of directors or any equivalent body of JV Co or, as the case may be, the Target.

          Co-operation Agreement means the agreement dated 26 March 2007 between, among others, the Company and the JV Partner in connection with the Offer and related matters.

          Default means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents other than the occurrence of the event itself or any combination of any of the foregoing) be an Event of Default.

          E.On Agreement means the agreement dated 2 April 2007 between the Company, Acciona, S.A. and E.On AG in connection with the Offer and related matters.

          Encumbrance means any mortgage, pledge, lien, charge, assignment or Italian or Spanish law equivalent for the purpose of providing security, hypothecation or other security interest or other encumbrance securing any obligation of any person or any other type of preferential arrangement created with the primary intention of conferring security (and includes the segregation of assets for the purpose of Article 2447-bis of the Civil Code ("Patrimoni Destinati ad uno Specifico Affare") or the issue of any class of stock or other financial instruments under Article 2447-ter of the Civil
          Code).

          Environmental Claim means any claim, proceeding or investigation by any person in respect of any Environmental Law.

          Environmental Law means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

          Environmental Permits means any permit, licence, consent, approval and other authorisation required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

          Equity Issue means:

         (a) any sale or issue of shares (or instruments convertible into shares) pursuant to an IPO; or

         (b) any issue of shares by the Company, Bidco or JV Co (other than, in each case, pursuant to any employee stock option),

          that is, in each case, other than to another member of the Group.

          EURIBOR means, in relation to any Advance:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the Interest Period of that Advance) the arithmetic mean of the per annum rates (rounded upwards if necessary to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the relevant Interest Period of the relevant Advance.

          Event of Default means any event or circumstance specified as such in Clause 24 (Events of Default).

          Extension Notice has the meaning given in Clause 4.6 (Extension
          Option).

          Facility means Facility A1, Facility A2, Facility B1, Facility B2, Facility C1 or Facility C2 and Facilities shall be construed accordingly.

          Facility A means Facility A1 or Facility A2.

          Facility A Advance means a Facility A1 Advance or a Facility A2
          Advance.

          Facility A1 means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 ().

          Facility A1 Advance means a loan made or to be made under Facility A1 or the principal amount for the time being of that loan.

          Facility A1 Commitment means:

          (a) in relation to an Original Lender, the amount in Euros set opposite its name under the heading "Facility A1 Commitment" in Part 2 of Schedule 1 (The Original Finance Parties) and the amount of any other Facility A1 Commitment transferred to it under this Agreement; and

          (b) in relation to any other Lender, the amount in Euros of any Facility A1 Commitment transferred to it under this Agreement,

          to the extent not cancelled, reduced or transferred by it under this Agreement.

          Facility A2 means the term loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

          Facility A2 Advance means a loan made or to be made under Facility A2 or the principal amount for the time being of that loan.

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

          Facility A2 Commitment means:

          (a) in relation to an Original Lender, the amount in Euros set opposite its name under the heading "Facility A2 Commitment" in Part 2 of (The Original Finance Parties) and the amount of any other Facility A2 Commitment transferred to it under this Agreement; and

          (b) in relation to any other Lender, the amount in Euros of any Facility A2 Commitment transferred to it under this Agreement,

          to the extent not cancelled, reduced or transferred by it under this Agreement.

          Facility B means Facility B1 or Facility B2.

          Facility B Advance means a Facility B1 Advance or a Facility B2
          Advance.

          Facility B1 means the term loan facility made available under this Agreement as described in paragraph (c) of Clause 2.1 (The Facilities).

          Facility B1 Advance means a loan made or to be made under Facility B1 or the principal amount outstanding for the time being of that loan.

          Facility B1 Commitment means:

          (a) in relation to an Original Lender, the amount in Euros set opposite its name under the heading "Facility B1 Commitment" in Part 2 of Schedule 1 (The Original Finance Parties) and the amount of any other Facility B1 Commitment transferred to it under this Agreement; and

          (b) in relation to any other Lender, the amount in Euros of any Facility B1 Commitment transferred to it under this Agreement,

          to the extent not cancelled, reduced or transferred by it under this Agreement.

          Facility B2 means the term loan facility made available under this Agreement as described in paragraph (d) of Clause 2.1 (The Facilities).

          Facility B2 Advance means a loan made or to be made under Facility B2 or the principal amount outstanding for the time being of that loan.

                  Facility B2 Commitment means:

          (a) in relation to an Original Lender, the amount in Euros set opposite its name under the heading "Facility B2 Commitment" in Part 2 of Schedule 1 (The Original Finance Parties) and the amount of any other Facility B2 Commitment transferred to it under this Agreement; and

          (b) in relation to any other Lender, the amount in Euros of any Facility B2 Commitment transferred to it under this Agreement,

          to the extent not cancelled, reduced or transferred by it under this Agreement.

          Facility C means Facility C1 or Facility C2.

          Facility C Advance means a Facility C1 Advance or a Facility C2
          Advance.

          Facility C Commitment means a Facility C1 Commitment or a Facility C2 Commitment.

          Facility C1 means the term loan facility made available under this Agreement as described in paragraph (e) of Clause 2.1 (The Facilities).

          Facility C1 Advance means a loan made or to be made under Facility C1 or the principal amount outstanding for the time being of that loan.

          Facility C1 Commitment means:

          (a) in relation to an Original Lender, the amount in Euros set opposite its name under the heading "Facility C1 Commitment" in Part 2 of Schedule 1 (The Original Finance Parties) and the amount of any other Facility C1 Commitment transferred to it under this Agreement; and

          (b) in relation to any other Lender, the amount in Euros of any Facility C1 Commitment transferred to it under this Agreement,

           to the extent not cancelled, reduced, transferred or increased by it under this Agreement.

          Facility C2 means the term loan facility made available under this Agreement as described in paragraph (f) of Clause 2.1 (The Facilities).

          Facility C2 Advance means a loan made or to be made under Facility C2 or the principal amount for the time being of that loan.

          Facility C2 Commitment means:

          (a) in relation to an Original Lender, the amount in Euros set opposite its name under the heading "Facility C2 Commitment" in Part 2 of Schedule 1 (The Original Finance Parties) and the amount of any other Facility C2 Commitment transferred to it under this Agreement; and

          (b) in relation to any other Lender, the amount in Euros of any Facility C2 Commitment transferred to it under this Agreement,

           to the extent not cancelled, reduced, transferred or increased by it under this Agreement.

           Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days written notice) (subject always to the provisions of Clause 25.2(g) (Conditions of Assignment or Transfer)) as the office or offices through which it will perform its obligations under this Agreement.

           Fee Letter means any letter or letters entered into by reference to this Agreement between one or more of the Administrative Parties and any Borrower setting out any of the fees referred to in Clause 13
           (Fees).

           Final Maturity Date means:

           (a) in relation to Facility A, the day which is 364 days after the Signing Date, as such date may be extended under Clause
                  4.6 (Extension Option) in respect of Facility A Advances the subject of the Extension Notice (or, if such day is not a Business Day, the immediately preceding Business Day);

             (b) in relation to Facility B, the day which is 3 years after the Signing Date (or, if such day is not a Business Day, the immediately preceding Business Day); or

             (c) in relation to Facility C, the day which is 5 years after the Signing Date (or, if such day is not a Business Day, the immediately preceding Business Day).

               Final Release Date means the date on which the Aval Release Date has occurred in respect of each Aval.

               Finance Document means this Agreement, the Syndication Letter, any Fee Letter, each Aval, any Accession Document (as defined in Clause 38 (Permitted Facility C Increase)) and any other document designated as such by the Agent and the Company.

               Finance Party means each Administrative Party and the Lenders.

               Financial Indebtedness means any indebtedness for or in respect of:

               (a)  moneys borrowed or raised;

               (b) any debenture, bond, note, loan stock, commercial paper or similar instrument;

               (c) any acceptance credit, bill-discounting, note purchase or documentary credit facility;

               (d)  any finance lease;

               (e) any receivables purchase, factoring or discounting arrangement under which there is recourse (save for customary warranties and/or indemnities) in whole or in part to any member of the Group;

               (f) any amount in respect of a currency swap, or interest swap, cap or collar arrangement, option or any other derivative instrument which has become due and payable; or

                (g) any guarantee or other legally binding assurance
                    against financial loss in respect of the indebtedness of any person arising under an obligation falling within (a) to (f) above,

               in each case without double counting.

               Gross Total Assets means, at any time, the consolidated gross total assets of the Group, as evidenced in the most recently delivered consolidated Accounts of the Company (but adjusted to take account of any acquisition or disposal made by any member of the Group since the last day of the accounting period for such Accounts).

               Group means the Company and any Controlled Subsidiary of the Group for the time being.

               Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

               IAS means the International Accounting Standards (IAS), International Financial Reporting Standards (IFRS) and related Interpretations (SIC-IFRIC interpretations), subsequent amendments to those standards and related interpretations, future standards and related interpretations issued or adopted from time to time by the International Accounting Standards Board (IASB) to the extent applicable to the relevant financial statements.

               Improved Offer means any improved offer pursuant to Clause
               2.1.8 of the Co-operation Agreement (including the "Enel's Improved Offer" as defined in Clause 2.1.8(iii) of the Co-operation Agreement) and any action related thereto which is taken in accordance with the Co-operation Agreement.

               Indemnified Party means:

               (a) each Issuing Entity; and

               (b) each Lender.

               Indemnity Claim has the meaning given to that term in Clause
               7.2 (Lenders' Indemnity).

               Indemnity Claim Notice means a notice in respect of an Indemnity Claim served pursuant to Clause 7.5 (Settlement of Claims under Lenders' Indemnity) and substantially in the form of Schedule 6 (Form of Indemnity Claim Notice).

               Information Package means any document concerning the Group which, at the Company's request and on its behalf, is to be prepared in relation to the transaction contemplated by this Agreement and distributed by the Bookrunners to selected prospective lenders after the Signing Date in connection with Syndication.

               Interest Period means, in relation to an Advance, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

               IPO means the sale or issue of any shares of a Subsidiary of the Company or of the Target by way of flotation, rights issue, public placing, listing or other public offering.

               ISP means the International Standby Practices, 1998.

               Issuing Entity means:

               (a)  the Initial Issuing Entity; and

               (b) each other person who agrees to be bound by this Agreement as an Issuing Entity in writing in a form and substance, and on terms, acceptable to the Company and the Agent.

               Italian Qualifying Lender means an institution which, at any time:

               (a) is authorised or licensed to carry out banking activities within the territory of Italy, and qualifies as a "banca autorizzata in Italia" pursuant to article 1, paragraph 2(d) of Legislative Decree No. 385 dated 1 September 1993 and lends through a Facility Office in Italy and is resident in Italy for tax purposes; or

               (b) is a financial institution pursuant to article 106 of Legislative Decree No. 385 dated 1 September 1993 and lends through a Facility Office in Italy and is resident in Italy for tax purposes; or

               (c)  is:

                (i) a branch office in Italy of an institution which is
                    authorised or licensed in a member state of the European Union to carry out banking activities; or

               (ii) a branch office in Italy of a non-European Union
                    institution which is authorised or licensed to carry out lending activities in Italy,

               for which interest received or receivable under the Finance Documents is subject to Italian taxation pursuant to Art. 152 of Italian Presidential Decree No. 917 dated 22 December 1986.

               Italian Treaty Lender means an institution incorporated in a country which has a double tax treaty with Italy pursuant to which no withholding tax (whether on account or final) is required to be made on interest payments by the Company hereunder and is entitled to benefit from such double tax treaty.

               Italy means the Republic of Italy and (unless the context otherwise requires) includes any relevant political, legal, taxing or other sub-division thereof.

               JV Co means the company referred to as Newco in the Co-operation Agreement.

               JV Partner means Acciona S.A. or any of its Subsidiaries.

               Lender means:

               (a) any Original Lender; and

               (b) any bank, financial institution, trust, fund or other
                   entity which becomes a Party in accordance with Clause 25
                  (Changes to the Lenders) or Clause 38 (Permitted Facility C Increase),

               which in each case has not ceased to be a Party in accordance with the terms of this Agreement, provided that, upon (i) termination in full of all the Commitments of any Lender, and
               (ii) the irrevocable payment in full of all amounts which may be or become payable to such Lender under the Finance Documents, such Lender shall not be regarded as being a Lender for the purposes of determining whether any provision of any of the Finance Documents requiring consultation with or the consent or approval of or instructions from the Lenders or the Majority Lenders has been complied with.

               Luxembourg means the Grand Duchy of Luxembourg.

               Major Breach means a breach of any of Clauses 23.5 (Negative pledge), 23.6 (Disposals), 23.13 (Subsidiary Financial Indebtedness), 23.14 (Conduct of Offer) or 23.17 (Co-operation Agreement and E.On Agreement) (but in each case not in relation to any member of the Target Group).

               Major Default means any outstanding Event of Default under any of Clauses 24.1 (Non-payment), (Other obligations) (only in relation to a Major Breach), 24.3 (Misrepresentation) (only in relation to a Major Representation), 24.5 (a) or (b) (Insolvency) (only in relation to a Borrower), 24.6 (Insolvency proceedings) (only in relation to a Borrower), 24.9 (Unlawfulness) or 24.10 (Repudiation) and any outstanding Default under Clause 23.14 (d) or (e) (Conduct of Offer).

               Major Representation means any of the representations contained in Clauses 20.1 (Status), 20.2 (Binding obligations), 20.3 (Non-conflict with other obligations), 20.4 (Power and authority), 20.5 (Validity and admissibility in evidence) and
               20.15 (Pari passu ranking), in each case in relation to a Borrower.

               Majority Lenders means at any time a Lender or Lenders the aggregate of whose participations in Utilisations and undrawn Commitments represent by value more than sixty-six and two-thirds per cent. (66 and 2/3%) of the aggregate amount of all such Utilisations and all such Commitments at such time, provided that, if there are no Utilisations outstanding and the Commitments have been reduced to nil, a Lender or Lenders the aggregate of whose Commitments represented by value more than sixty-six and two-thirds per cent. (66 and 2/3%) of the aggregate amount of all such Commitments immediately before the reduction.

               Mandatory Cost means:

               (a) the percentage rate per annum calculated by the Agent in accordance with Schedule 8 (Mandatory Cost Formula); and

               (b) the cost imputed to the Lenders of compliance with any other applicable regulatory or central bank requirement relating to any Advance made through a Facility Office in the jurisdiction of that Facility Office.

               Margin means the percentage rate per annum determined in accordance with Clause 10.5 (Margin).

               Material Adverse Effect means any event, effect or circumstance which is materially adverse to the business, financial condition, assets or operations of the Group taken as a whole such that the ability of the Borrowers to perform their respective payment obligations under the Finance Documents is materially and adversely affected.

               Material Subsidiary means Bidco, the International Borrower and, at any time, a Controlled Subsidiary of the Company whose gross total assets or turnover (excluding intra Group items) then equal or exceed ten per cent. (10 %) of the Gross Total Assets or turnover of the Group. For this purpose:

               (a) the gross total assets or turnover of a Controlled Subsidiary of the Company will be determined from its financial statements (consolidated if it has subsidiaries) upon which the latest audited financial statements of the Group have been based;

                (b) if a Controlled Subsidiary of the Company becomes a
                    member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the gross total assets or turnover of that Controlled Subsidiary will be determined from its latest financial statements;

               (c) the Gross Total Assets or turnover of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the gross total assets or turnover of any company or business subsequently acquired or disposed of; and

                (d) if a Material Subsidiary disposes of all or
                    substantially all of its assets to another Controlled Subsidiary of the Company, it will immediately cease to be a Material Subsidiary and the other Controlled Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Controlled Subsidiaries and the Group will be used to determine whether those Controlled Subsidiaries are Material Subsidiaries or not.

               If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the Auditors of the Company will be, in the absence of manifest error, conclusive. For the avoidance of doubt, a Project Finance Subsidiary shall under no circumstances be considered a Material Subsidiary.

               MEF means the Italian Ministry of the Economy and Finance.

               Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

               (a) subject to paragraph (c) below if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

               (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

                (c) if an Interest Period begins on the last Business Day
                    of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

               The above rules will only apply to the last Month of any period.

               Moody's means Moody's Investors' Services, Inc. or any successor to its rating business.

               Net Proceeds means the cash or cash equivalent proceeds received by any member of the Group (including, by way of dividend or otherwise) from (a) any Relevant Disposal, (b) any Equity Issue, (c) the issue of any Capital Markets Instrument or (d) any Bank Raising:

               (a) in each case net of all Taxes paid or payable or reasonably reserved in accordance with IAS by members of the Group as a direct result of such Relevant Disposal, Equity Issue or Capital Markets Instrument;

                (b) in each case net of all reasonable third party costs,
                    fees or expenses incurred by members of the Group in connection with such Relevant Disposal, Equity Issue, Capital Markets Instrument or Bank Raising;

                (c) in the case of any Relevant Disposal, net of the
                    amount of any reserve reasonably maintained by the relevant member of the Group in accordance with IAS with respect to indemnification obligations owing pursuant to the documentation pursuant to which such Relevant Disposal is consummated; and

                (d) in the case of any Relevant Disposal, net of any
                    amounts required by the terms of such Relevant Disposal to be held in escrow pending determination of whether a purchase price adjustment or indemnity or other payment or adjustment will be made, for so long as and to the extent held in escrow and not applied to an adjustment or indemnity payment, and for these purposes, cash equivalent proceeds are any proceeds received in the form of any instruments referred to in paragraphs (b) to (f) inclusive of the definition of Consolidated Cash and Cash Equivalents in Clause 22.1 (Definitions) (in each case without regard to the credit rating requirements in those paragraphs).

               New Commitment has the meaning given in Clause 38 (Permitted Facility C Increase).

               Non-Qualifying Lender means a Lender that is not a Qualifying Lender.

               Offer means the initial joint offer to be filed with CNMV by the Company (or on its behalf through Bidco, as the case may be) and the JV Partner for 100 per cent. of the issued share capital of the Target, pursuant to the Co-operation Agreement and subject to the terms and conditions contained in the Offer Documents, provided that the term Offer will also be deemed to include any tender offer (or equivalent) required to be made in any jurisdiction outside of Spain with respect to any Target Shares (or, in the case of any tender offer in the United States of America, with respect to any American Depository Share representing such Target Shares) and any Improved Offer, in each case as amended, supplemented, revised or extended from time to time in a manner that does not breach this Agreement.

               Offer Advance means an Advance for a purpose specified in Clause 3.1(b)(i) or (iv) (Purpose).

               Offer Documents means, in each case with respect to the Offer, each of:

               (a) the prospectus (Folleto Explicativo) registered with CNMV in respect of the Offer and each annex to that prospectus;

               (b) the significant fact sheet (Hecho Relevante) published on the CNMV website in respect of the Offer; and

               (c) any other offer document required to be registered by Bidco for the purposes of a public offer in a jurisdiction in which the Target is listed.

               Offer Period means the period commencing on the date that the Company (or Bidco) and the JV Partner or their respective agents file the initial Offer with CNMV and ending on the date immediately following the Settlement Date applicable to the Offer or, if any payment for the Offer is to be made under an Aval, the last Utilisation Date for the applicable Advance requested by the Issuing Entities to repay such Aval in full .

               Option means any option, right or obligation of the Company to purchase shares or quotas of the JV Co or Target as provided under the Co-operation Agreement.

               Original Accounts means:

               (a) the consolidated audited financial statements of the Company for the annual Accounting Period ending on 31 December 2005;

               (b) the unconsolidated audited financial statements of the International Borrower for the annual Accounting Period ending on 31 December 2006; and

               (c) the consolidated unaudited financial statements of the Company for the semi-annual Accounting Period ending on 30 June 2006.

               Participating Member State means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

               Party means a party to this Agreement.

               Permitted Disposals means:

               (a) disposals in the ordinary course of business on, or on terms no less favourable to the Group than, arm's-length terms;

               (b) disposals of assets in exchange for or for investment in other assets performing substantially the same function which are comparable or superior as to type, value and quality;

               (c) disposals of surplus, obsolete or redundant plant and equipment or other assets in connection with the termination of any business or operation not required for the efficient operation of its business, on arm's-length terms;

                (d) the expenditure of Cash in payment for assets or
                    services acquired on arm's-length terms in the ordinary course of business in compliance with the terms of the Finance Documents (including without limitation, Clause
                    3.1 (Purpose) of this Agreement) and the use of Cash as collateral for the obligations of any member of the Group to the extent permitted by Clause 23.4 (Loans and Guarantees);

                (e) disposals from one member of the Group to another
                    member of the Group;

                (f) the sale or discounting of receivables on arm's-length terms and on a non-recourse basis provided that the aggregate amount of such receivables, when aggregated with the amount of financial indebtedness secured pursuant to paragraph (l) of "Permitted Encumbrances" does not exceed Euro 1,000,000,000 at any time;

                (g) the sale and lease-back of assets on arm's-length
                    terms and in compliance with the terms of the Finance Documents in an amount not exceeding Euro 700,000,000 unless otherwise agreed by the Majority Lenders in writing;

                (h) the disposal of assets pursuant to any applicable law
                    or legally binding decree, regulation or order (including, for the avoidance of doubt, any disposal required as a result of obtaining competition clearances as part of the Offer), provided that in the case of any such disposal:

                    (i) such disposals are made for fair market value on arm's length terms; and

                    (ii) the net proceeds of any such disposal, when
                         aggregated with the net proceeds of all such disposals made in any financial year of the Company, does not exceed an amount equal to twelve per cent. (12%) of the Gross Total Assets of the Group;

                (i) any other disposal of assets, on arm's-length terms
                    not otherwise permitted pursuant to paragraphs (a) to (g) (inclusive) above (but not including, for the avoidance of doubt, any disposal pursuant to paragraph (h)), the net proceeds of which, when aggregated with the net proceeds of all other such disposals made in any financial year of the Company, does not exceed an amount equal to six per cent. (6%) of the Gross Total Assets of the Group, provided that, the aggregate of all disposals pursuant to paragraph and this paragraph (i) made in any financial year of the Company, shall not exceed twelve per cent. (12%) of the Gross Total Assets of the Group; and

                (j) the disposal of (A) the assets required to be disposed of in accordance with the Co-operation Agreement or the E.On Agreement or (B) any other asset of the Group required to be disposed of as a result of obtaining competition or other regulatory clearances for the Offer, in each case for fair market value and on arms length terms.

               Permitted Encumbrance means:

               (a) Encumbrances arising by operation of law (or agreement evidencing the same) in the ordinary course of business;

               (b) Encumbrances over the Blocked Account in favour of a Finance Party or any arising by reason of the provision of cash cover under this Agreement;

               (c) the escrow arrangements contemplated by Clause 6.2 (Escrow) of the E.On Agreement;

                (d) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purposes of netting debit and credit balances;

                (e) Encumbrances arising from title retention provisions
                    in a supplier's standard conditions of supply (not created with the primary intention of conferring security);

               (f) Encumbrances over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of trade;

               (g) Encumbrances existing at the time of acquisition on or over any asset acquired after the date of this Agreement or, in the case of a person which becomes a member of the Group after the date of this Agreement, any Encumbrance existing on or over its assets when it became a member of the Group, in each case where such Encumbrance was not created in contemplation of or in connection with that acquisition or, as the case may be, its becoming a member of the Group (or any Encumbrance created over the same assets to refinance indebtedness secured by any such Encumbrance, provided that the principal amount of such indebtedness is not increased) and, provided that, the amount of indebtedness secured by such Encumbrance is not subsequently increased or increased in contemplation of or in connection with that acquisition or, as the case may be, its becoming a member of the Group;

               (h) any Encumbrance created or subsisting at the date hereof (or any Encumbrance created to refinance indebtedness secured by any such Encumbrance, provided that the principal amount of such indebtedness is not increased) and/or with the prior written consent of the Agent (acting on the instructions of the Majority Lenders);

               (i) Encumbrances in respect of any pre-judgment legal process or any judgment or judicial award relating to security for costs, in each case where the relevant proceedings are being contested in good faith;

                (j) Encumbrances created to secure loans provided,
                    supported or subsidised by a governmental agency, export credit agency or a lending organisation established by the United Nations, the European Union or other international treaty organisation, provided that any Encumbrance created pursuant to this paragraph (j) shall not at any time exceed ten per cent. (10%) of the Group's Gross Total Assets;

                (k) Encumbrances granted by a member of the Group over the shares (or equivalent ownership rights) in any Project Finance Subsidiary, in each case securing Project Finance Indebtedness;

                (l) Encumbrances created in connection with, or pursuant
                    to, a limited recourse financing, securitisation or other like arrangement where the payment obligations in respect of the Financial Indebtedness secured by the relevant Encumbrance are to be discharged solely from the revenues generated by the assets (including, without limitation, receivables) that are comprised within such securitisation or other like arrangement (the Securitised Assets) provided that the aggregate book value of the Securitised Assets shall not exceed Euro 500,000,000; and

                (m) any Encumbrances created otherwise than pursuant to
                    paragraphs (a) to (i) inclusive above (but not including, for the avoidance of doubt, Encumbrances created pursuant to paragraph (j) above) and (k) and (l), securing Financial Indebtedness not exceeding an aggregate amount equal to seven point five per cent (7.5%) of the Group's Gross Total Assets, provided that the aggregate of any Encumbrance created pursuant to paragraph (j) and this paragraph (m), shall not at any time exceed ten per cent. (10%) of the Group's Gross Total Assets.

          Permitted Loans and Guarantees means:

          (a) loans, guarantees or financial accommodation arising or permitted under the Finance Documents;

          (b) loans, guarantees or financial accommodation to or for the benefit of any other member of the Group;

          (c) loans, guarantees or financial accommodation arising in the ordinary course of carrying on the relevant entity's business;

          (d) any loans or guarantees contemplated by the Co-operation Agreement or the E.On Agreement; or

          (e) loans, guarantees or financial accommodation to or for the benefit of Affiliates who are not members the Group that do not exceed an aggregate amount equal to (euro)250,000,000.

          Permitted Subsidiary Financial Indebtedness means:

          (a) indebtedness owed by one member of the Group to another member of the Group;

          (b) amounts borrowed by a member of the Group which has no material activities other than as a finance company for the Group and which has no material assets other than receivables in respect of loans made in that capacity, where the amounts borrowed are on-lent, and remain on-lent, to the Company;

          (c) any amounts borrowed by a member of the Group which constitute Financial Indebtedness to the extent such amounts are borrowed for the purposes of refinancing other permitted borrowings of that member of the Group constituting Financial Indebtedness (so long as the amounts so borrowed are promptly applied to such matter);

          (d)  any Financial Indebtedness raised under the Facilities;

          (e) (if and to the extent the Target becomes a member of the Group), Financial Indebtedness owed by a member of the Target Group as at the first Settlement Date, together with any Financial Indebtedness incurred by a member of the Target Group pursuant to the utilisation of any facility which was in place prior to the first Settlement Date;

           (f) Project Finance Indebtedness; or

           (g) (if and to the extent the Target becomes a member of the Group), any Financial Indebtedness incurred by Target or a member of the Target Group as a result of commitments to investments as indicated in the Offer Document.

          Project Finance Indebtedness means any present or future Financial Indebtedness incurred in financing the ownership, acquisition, construction, development, leasing, maintenance and/or operation of an asset or assets, whether or not an asset of a member of the
          Group:

          (a) which is incurred by a Project Finance Subsidiary within the meaning of paragraph (a) of that definition; or

          (b) in respect of which the person or persons to whom any such Financial Indebtedness is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than a Project Finance Subsidiary) for the repayment thereof other than:

               (i) recourse for amounts limited to the cash flow or the net cash flow (other than historic cash flow or historic net cash flow) from such asset or assets or the income or other proceeds deriving therefrom; and/or

               (ii) recourse for the purpose only of enabling amounts to
                    be claimed in respect of such Financial Indebtedness in an enforcement of any security given by the Company over such asset or assets or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the Company over its shares or the like in the capital of the Company) to secure such Financial Indebtedness, provided that (1) the extent of such recourse is limited solely to the amount of any recoveries made on any such enforcement, and (2) such person or persons is/are not entitled, by virtue of any right or claim arising out of or in connection with such Financial Indebtedness, to commence any proceedings of whatever nature against any member of the Group (other than a Project Finance Subsidiary).

          Project Finance Subsidiary means any Subsidiary of the Company either:

          (a) (i) which is a single purpose company whose principal assets and business are constituted by the ownership, acquisition, construction, development, leasing, maintenance and/or operation of an asset or assets; and

               (ii) none of whose Financial Indebtedness in respect of
                    the financing of such ownership, acquisition, construction, development, leasing, maintenance and/or operation of an asset or assets is subject to any recourse whatsoever to any member of the Group (other than such Subsidiary or another Project Finance Subsidiary) in respect of the repayment thereof, except as expressly referred to in paragraph (b) of the definition of Project Finance Indebtedness; or

          (b) at least seventy per cent. (70%) in principal amount of whose Financial Indebtedness is constituted by Project Finance Indebtedness as referred to in paragraph (b) of the definition thereof.

          Pro rata Share means, on a particular date:

          (a) the proportion which a Lender's participation in the Utilisation (if any) bears to all the Utilisations;

          (b) if there are no Utilisations outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

          (c) if there are no Utilisations outstanding on that date and if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

          (d) when the term is used in relation to a Facility, the above proportions but applied only to the Utilisations and Commitments for that Facility,

         and for the purpose of paragraph (d) above, the Agent will, in the case of a dispute, determine whether the term in any case relates to a particular Facility.

          Prospectus means the document referred to in paragraph (a) of the definition of Offer Document.

          Qualifying Lender means an Italian Qualifying Lender or an Italian Treaty Lender.

          Quotation Day means, in relation to any period for which an interest rate is to be determined, two TARGET Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

          Reference Banks means Intesa Sanpaolo S.p.A, Mediobanca - Banca di Credito Finanziario S.p.A. and UniCredito Italiano S.p.A or such other banks as may be appointed by the Agent with the consent of the Company pursuant to Clause 28.15 (Reference Banks).

          Relevant Disposal means a sale, transfer, lease, licence or other disposal:


          (a) of any Target Shares or any of the shares or quotas in Bidco or JV Co to any person who is not a member of the Group other than the contribution of Target Shares to JV Co contemplated by the Co-operation Agreement;

          (b) of any of the assets of any member of the Target Group which is made in accordance with paragraphs (h) or (i) of the definition of Permitted Disposals; or

          (c) of any of the assets of any member of the Group or the Target Group which is made in accordance with the terms of the E.On Agreement.

          Relevant Interbank Market means the European interbank market.

          Relevant Obligations means:

         (a) in respect of each Issuing Entity, all of its obligations and liabilities (whether actual or contingent) under the Aval issued by it; and

          (b) in respect of each Lender, all of its obligations and liabilities (whether actual or contingent) under Clause 7.2 (Lenders' Indemnity).

          Relevant Proportion means, in respect of a Lender, the proportion which the aggregate of its Commitments bears to the aggregate of the Total Commitments.

          Repeating Representations means:

          (a) on the date of this Agreement and (unless otherwise specified) the first Utilisation Date, all of the representations set out in Clause 20 (Representations);

          (b) on each Utilisation Date, the representations set out in Clause 20.20 (US Margin Regulations); and

          (c) on each Utilisation Date and at any other time, each of the representations set out in Clauses 20.1 (Status) to 20.8 (Governing law and enforcement) (inclusive), Clause 20.11 (No default), Clause 20.15 (Pari passu ranking), Clause 20.18 (Taxation) and Clause 20.19 (No Immunity).

          Reservations means any reservations, qualifications and general principles of law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

          S&P means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to its ratings business.

          Screen Rate means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant Interest Period, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

          Selection Notice means a notice substantially in the form set out in
          Part 2 of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods).

          Settlement Date means the date determined in accordance with the rules established by the Spanish Securities Clearing and Settlement Service (Iberclear) as being the date on which an Acquisition Payment is made or, if the context so requires, the day for settlement of any purchase of Target Shares pursuant to an Improved Offer.

          Significant Fact Sheet means the document referred to in paragraph
          (b) of the definition of Offer Document.

          Signing Date means the date on which this Agreement was executed.

          Spain means the Kingdom of Spain and (unless the context otherwise requires) includes any relevant political, legal, taxing or other sub-division thereof.

          Specified Time means a time determined in accordance with Schedule 5 (Timetables).

          Subsidiary means in respect of any person (the first person) at any particular time, any other person (the second person):

          (a) (i) whose majority of votes in ordinary shareholders' meetings of the second person is held by the first person; or

              (ii) in which the first person holds a sufficient number of votes giving the first person a dominant influence in ordinary shareholders' meetings of the second person,

                    in either case, pursuant to the provisions of Article 2359, first paragraph, no.1 and no. 2 of the Civil Code (except that Article 2359 of the Civil Code does not apply in case of JV Co or any member of the Target Group, unless the Company is actually entitled to direct the affairs of JV Co or, as the case may be, the Target and control the composition of the board of directors or any equivalent body of JV Co or, as the case may be, the Target); or

         (b) whose accounts are required to be consolidated with those of the first person pursuant to article 26 of Law 127 of 1991,

          and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

          Syndication has the meaning given to that term in the Syndication Letter.

          Syndication Letter means the letter dated on or around the date of this Agreement between the Mandated Lead Arrangers and the Company in relation to the syndication of the Facilities.

          Syndication Period means the period from and including the Signing Date until the date on which successful syndication occurs (as determined in accordance with the Syndication Letter).

          Target means Endesa S.A..

          TARGET means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

          TARGET Day means any day on which TARGET is open for the settlement of payments in euro.

          Target Group means the Target and its Controlled Subsidiaries.

          Target Shares means all or any of the issued shares of the Target.

          Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

          Tax on Overall Net Income of a person shall be construed as a reference to Tax (other than Tax deducted or withheld from any payment) imposed on that person by any jurisdiction on:

          (a)  the net income, profits or gains of that person world-wide;
               or

          (b) such of its income, profits or gains as arise in or relate to the jurisdiction in which it is resident or in which its principal office (and/or its Facility Office) is located.

          Tax Deduction has the meaning ascribed to it in Clause 14 (Tax Gross-Up and Indemnities).

          Third Parties Act means the Contracts (Rights of Third Parties) Act 1999.

          Total Available Facility means at any time the Available Facility in respect of each Facility.

          Total Commitments means the aggregate of the Total Facility A1 Commitments, the Total Facility A2 Commitments, the Total Facility B1 Commitments, the Total Facility B2 Commitments, the Total Facility C1 Commitments and the Total Facility C2 Commitments.

          Total Facility means at any time the Total Availability Facility plus the aggregate principal amount of all outstanding Utilisations.

          Total Facility A1 Commitments means the aggregate of the Facility A1 Commitments, being (euro)6,000,000,000 at the date of this Agreement.

          Total Facility A2 Commitments means the aggregate of the Facility A2 Commitments, being (euro)4,000,000,000 at the date of this Agreement.

          Total Facility B1 Commitments means the aggregate of the Facility B1 Commitments, being (euro)9,000,000,000 at the date of this Agreement.

          Total Facility B2 Commitments means the aggregate of the Facility B2 Commitments, being (euro)6,000,000,000 at the date of this Agreement.

          Total Facility C Commitments means the Total Facility C1 Commitments and the Total Facility C2 Commitments

          Total Facility C1 Commitments means the aggregate of the Facility C1 Commitments, being (euro)6,000,000,000 at the date of this Agreement.

          Total Facility C2 Commitments means the aggregate of the Facility C2 Commitments, being (euro)4,000,000,000 at the date of this Agreement.

          Transaction Document means a Finance Document, an Offer Document, the Co-operation Agreement or the E.On Agreement.

          Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

          Transfer Date means, in relation to a transfer, the later of:

          (a) the proposed Transfer Date specified in the Transfer Certificate; and

          (b)  the date on which the Agent executes the Transfer
               Certificate.

          Unaudited Accounts means the unaudited unconsolidated and the unaudited consolidated income and cashflow statements and balance sheet of the Company.

          Unpaid Sum means any sum due and payable but unpaid by a Borrower under the Finance Documents.

          Utilisation means an Advance or an Aval.

          Utilisation Date means the date of a Utilisation, being the date on which the relevant Advance is to be made or an Aval is to be issued.

          Utilisation Request means a notice substantially in the form set out in Part 1 of Schedule 3 (Requests).

          VAT means any value added tax which is regulated by the Italian Presidential Decree 26 October 1972 No. 633 and any subsequent amendments to it and any similar Tax imposed in any other jurisdiction.

1.2 Construction

     (a) Unless a contrary indication appears any reference in this Agreement to:

          (i) the Agent, the Company, the International Borrower, any Finance Party, any Lender, the Mandated Lead Arrangers, the Bookrunners or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

          (ii) assets includes present and future properties, revenues and rights of every description;

         (iii) a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

          (iv) indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

          (v) a Lender's share or participation in an Aval shall be construed as a reference to the relevant amount that is or may be payable by that Lender in relation to the Aval;

          (vi) know your customer requirements are the identification checks that a Finance Party requires (acting reasonably) in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

         (vii) merger means a fusione (within the meaning attributed by Article 2501 of the Civil Code) or any analogous procedure in any other jurisdiction;

        (viii) a person includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

          (ix) a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law being one with which the relevant person could comply in accordance with relevant industry practices) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

          (x) a provision of law is a reference to that provision as amended or re-enacted; and

         (xi)  a time of day is a reference to Milan time.

     (b) Section, Clause and Schedule headings are for ease of reference only. (

     (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     (d) A Default is "continuing" or "outstanding" if it has not been remedied or waived.

1.3  Currency Symbols and Definitions

     EUR, EURO, (euro), Euro and euro means the single currency unit of the Participating Member States.

1.4  Third party rights

     (a) Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.

     (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5 Avales

      (a) An Aval is repaid or prepaid if:

          (i) a Borrower provides cash cover for that Aval; or

          (ii) the maximum amount payable under that Aval is paid or reduced in accordance with its terms; or

          iii) that Aval is returned to the relevant Issuing Entity; or

          (iv) the relevant Issuing Entity is satisfied acting reasonably that it has no further liability under that Aval,

               provided that, for the avoidance of doubt, a substitution of an Aval for the purposes referred to in Clause 6.3 () will not constitute a repayment or prepayment of that Aval for the purposes of this Agreement save to the extent of any reduction in the amount of that Aval occurring as a result of that substitution.

               The amount by which an Aval is repaid or prepaid under subparagraphs (i) and (ii) above is the amount of the relevant cash cover, payment or reduction.

      (b) The outstanding or principal amount of an Aval at any time is the maximum amount that is or may be payable by a Borrower in respect of that Aval at that time.

      (c) Cash cover is provided for an Aval if a Borrower (i) funds and maintains a cash deposit in the currency of the Aval with the CNMV in place of or in consideration of a reduction in the amount of that Aval (provided the Issuing Entities have received evidence in form and substance satisfactory to them acting reasonably that the Aval has been reduced by such amount) or (ii) pays an amount in the currency of the Aval to the Blocked Account.

      (d) References to cash cover exclude any interest accrued on that cash cover.

      (e) Any amount standing to the credit of an account(s) maintained by a Borrower under paragraph (c) above will bear interest at not less than a normal market rate for deposits of a similar duration, currency and amount and shall be paid to the relevant Borrower if no Default is outstanding.

      (f) At any time whilst a Borrower is providing cash cover to an Issuing Bank in respect of an Aval, the Finance Parties if requested by such Borrower will co-operate (to the extent reasonable) in effecting any arrangement to procure that the CNMV accepts a cash deposit by or on behalf of such Borrower in place of or in consideration of a reduction in the amount of that Aval (such reduction to be evidenced to the satisfaction of the Issuing Entities (acting reasonably)).

      (g) At any time prior to the Aval Release Date a Borrower will to the extent that there are at that time any Avales outstanding hold any amount of any repayment of a deposit by the CNMV on trust for payment to the relevant Issuing Entity in proportion to the outstanding amounts of the Avales issued by it.

1.6  Luxembourg terms

     In this Agreement, a reference to:

     (a) a composition, assignment or similar arrangement with any creditor includes a juge delegue appointed under the Luxembourg Act dated 14 April 1886;

      (b) a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:

          (i) juge-commissaire and/or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

          (ii) liquidateur appointed under Articles 141 to 151 of the Luxembourg Act on commercial companies dated 10 August 1915 (as amended);

         (iii) juge-commissaire and/or liquidateur appointed under
               Article 203 of the Luxembourg Act dated 10 August 1915 on commercial companies (as amended); and

          (iv) commissaire or commissaire surveillant appointed under the Grand Ducal Decree dated 24 May 1935 or under Articles 593 to 614 of the Luxembourg Commercial Code;

      (c) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat preventif de faillite), moratorium or reprieve from payment (sursis de paiement) and controlled management (gestion controlee); and

      (d) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements).

                                   SECTION 2

                                THE FACILITIES
2.       THE FACILITIES

2.1      The Facilities

         Subject to the terms of this Agreement, the Lenders make available:

          (a) to the Company, a term loan facility in an aggregate amount equal to the Total Facility A1 Commitments;

          (b) to the International Borrower, a term loan facility in an aggregate amount equal to the Total Facility A2 Commitments;

          (c) to the Company, a term loan facility in an aggregate amount equal to the Total Facility B1 Commitments;

          (d) to the International Borrower, a term loan facility in an aggregate amount equal to the Total Facility B2 Commitments;

          (e) to the Company, a term loan facility in an aggregate amount equal to the Total Facility C1 Commitments; and

          (f) to the International Borrower, a term loan facility in an aggregate amount equal to the Total Facility C2 Commitments.

2.2 Avales

         Subject to the terms of this Agreement, Facility A, Facility B or Facility C may also be utilised by way of the issuance by the Issuing Entities of Avales in connection with the Offer for the benefit of Bidco.

2.3      Finance Parties' rights and obligations

      (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

      (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Borrower shall be a separate and independent debt.

      (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4      Re-tranching

     (a) The Bookrunners shall be entitled (in consultation with the Borrowers and the Lender(s) concerned), in connection with any assignment or transfer of its rights or obligations under this Agreement as part of the Syndication during the Syndication Period, to reallocate any

          Commitments and/or outstanding Utilisations under Facility A1 to Facility A2 and/or any Commitments and/or outstanding Utilisations under Facility B1 to Facility B2 and/or any Commitments and/or outstanding Utilisations under Facility C1 to Facility C2 where such Commitments and/or Utilisations are to be assigned or transferred to Lenders which are not Italian Qualifying Lenders or Italian Treaty Lenders, in each case by notice to the Company and the Agent (which may be given in the relevant Transfer Certificate). With effect on and from the Transfer Date in respect of the relevant transfer or assignment, the reallocated Commitments and/or Utilisations will be deemed to be Commitments and/or, as the case may be, Utilisations under Facility A2 or, as the case may be, Facility B2 or, as the case may be, Facility C2.

     (b) The Bookrunners shall be entitled (in consultation with the Borrowers and the Lender(s) concerned), in connection with any assignment or transfer of its rights or obligations under this Agreement as part of the Syndication during the Syndication Period, to reallocate any Commitments and/or outstanding Utilisations under Facility A2 to Facility A1 and/or any Commitments and/or outstanding Utilisations under Facility B2 to Facility B1 and/or any Commitments and/or outstanding Utilisations under Facility C2 to Facility C1 where such Commitments and/or Utilisations are to be assigned or transferred to Lenders which are Italian Qualifying Lenders or Italian Treaty Lenders, in each case by notice to the Company and the Agent (which may be given in the relevant Transfer Certificate). With effect on and from the Transfer Date in respect of the relevant transfer or assignment, the reallocated Commitments and/or Utilisations will be deemed to be Commitments and/or, as the case may be, Utilisations under Facility A1 or, as the case may be, Facility B1 or, as the case may be, Facility C1.

2.5  International Borrower

     Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication which may be given or made by the Company under the Finance Documents, or in connection with the Finance Documents, to the extent that it affects or relates to the International Borrower or to both the Borrowers together, shall only be made with the prior agreement of the International Borrower and the Company (in its capacity as guarantor of the International Borrower), provided that this Clause 2.5 shall only govern the rights and obligations of the Company and the International Borrower as between themselves and shall not affect in any way the rights and obligations of the Finance Parties under the Finance Documents.

3.  PURPOSE

3.1 Purpose

    (a) The International Borrower shall apply the proceeds of each Advance made to it in lending such proceeds to the Company through the existing inter-company current account.

     (b) The Company shall apply, directly or indirectly (by way of inter-company loan or of equity injections to Bidco), the proceeds of each Advance made to it and the proceeds lent to it by the International Borrower pursuant to paragraph (a) above in or towards:

          (i) financing the Company's (or Bidco's) portion of the Acquisition Payment or any other payment due to be made by it (or Bidco) under the Offer;

          (ii) refinancing the acquisition (made before the date of this Agreement) by the Company (or Bidco, as the case may be) of up to 9.993 per cent. of the issued share capital of the Target;

          (iii)financing (or refinancing) all payments due under the equity derivatives contracts entered into by the Company (or Bidco, as the case may be) prior to the date of this Agreement in respect of up to 14.98 per cent. of the Target Shares (but only to the extent that such Target Shares are not Accepted Shares);

          (iv) providing cash cover for the Avales on the Aval Cash Collateralisation Date;

          (v) meeting the claims of any Issuing Entities arising solely as a result of it making or being required to make payments under the Avales issued by it in respect of the Company's (or Bidco's, as the case may be) obligations in respect of the Offer;

          (vi) following the Settlement Date, financing market purchases of the issued share capital of the Target;

          (vii)financing the settlement of the Option;

          (viii) financing the fees, costs and expenses (and taxes thereon) incurred by the Company or any other member of the Group in connection with the Offer and each of the other transactions referred to in this Clause 3.1; and/or

          (ix) financing the Company's or Bidco's portion (as determined in accordance with the Co-operation Agreement) of any tender offers that the Company, Bidco and/or any member of the Target Group may be legally required to launch as a result of the Offer, in an aggregate amount not to exceed Euro 2,000,000,000 (the Ancillary Offers).

3.2  Avales

     Each Aval may only be used to support the obligations of the Company or Bidco in respect of the Offer in accordance with the requirements of the CNMV pursuant to Spanish Royal Decree 1197/1991 (dated 26 July 1991) on Public Tender Offers (as amended).

3.3  Limitations

     No Borrower will be entitled to request an Advance prior to the Final Release Date if, after the application of the proceeds of such Advance, the aggregate Available Facilities would be less than the outstanding amount of all outstanding Avales.

3.4  Monitoring

     No Finance Party is bound to monitor or verify the application of any utilisation of a Facility.

4.   CONDITIONS OF UTILISATION

4.1  Initial conditions precedent

     (a) Neither Borrower may deliver a Utilisation Request (with respect to the first Utilisation only) unless the Agent has received (or is satisfied, acting reasonably, that prior to the initial Utilisation Date it will receive) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent acting reasonably. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

      (b) It is agreed that (i) the final draft of any Offer Document under paragraphs (a) and (b) of the definition thereof will be deemed in form satisfactory to the Agent (acting on the instructions of the Majority Lenders) if the Agent (acting on the instructions of the Majority Lenders) has not objected to it in writing within 1 Business Day after the delivery by the Company to the Agent of the draft of such Offer Document and (ii) any amendments to such final draft document will be permitted without the need for the Agent's consent to the extent that the amendments do not materially and adversely affect the interest of the Lenders, are not related to the conditions of the Offer and could be made to the final Offer Document without breaching Clause 23.14 (Conduct of Offer).

4.2  Further conditions precedent to utilisation by way of Avales

     Subject to Clause 4.4 (Certain Funds), the obligations of each Issuing Entity to issue an Aval are subject to the further conditions precedent that on both the date of the relevant Utilisation Request and the proposed Utilisation Date for that Aval:

     (a) no Default is outstanding or would result from the issuance of that Aval; and

     (b) the Repeating Representations to be made by the Borrowers are true in all material respects on those dates.

4.3 Further conditions precedent to utilisation by way of Advances

      (a) Subject to Clause 4.4 (Certain Funds), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the relevant Utilisation Request and on the proposed Utilisation Date for the relevant Advance:

          (i) no Default is continuing or would result from the proposed Advance; and

          (ii) the Repeating Representations to be made by the Borrowers are true in all material respects on those dates.

      (b) The Lenders will only be obliged to comply with Clause 5.4
          (Lenders' participation) in respect of an Advance which is to finance payment for Accepted Shares if, on or before the Utilisation Request for the first such Advance is delivered to the Agent, the Company has delivered to the Agent a certificate from an Authorised Signatory of the Company certifying that all conditions to the Offer have been satisfied or waived in a manner that does not breach Clause 23.14 (Conduct of Offer) (and setting out in reasonable details, particulars of any such waiver).

      (c) The conditions precedent set out in paragraphs (a) and (b) above will not apply to any utilisation by way of an Advance to fund the repayment or prepayment of the Avales on the Aval Cash
          Collateralisation Date.

4.4  Certain Funds

     Each Finance Party agrees that during the Certain Funds Period, the Finance Parties shall not:

     (a)  have the right to prevent or limit the making of any Certain
          Funds Utilisation, whether by cancellation, rescission or termination of the Facilities or otherwise (including by invoking any conditions set out in Clause 4.2 (Further conditions precedent to utilisation by way of Avales) or Clause 4.3 (Further conditions precedent to utilisation by way of Advances)): or

      (b) make or enforce any claims they may have under the Finance Documents if the effect of such claim or enforcement would prevent or limit the making of any Certain Funds Utilisation; or

     (c) otherwise exercise any right of set-off, counterclaim or similar right or remedy if to do so would prevent or limit the making of any Certain Funds Utilisation; or

     (d)  cancel or declare any Facility due and payable or payable on demand,

     in each case unless (i) a Major Default has occurred and is continuing or would result from the making of any Certain Funds Utilisation, (ii) a Lender is entitled to do so by virtue of the provisions of Clause 9.1 (Illegality), or (iii) the Borrowers fail to comply with the requirements of Clause 4.1 (Initial conditions precedent), provided that:

          (A) immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Lenders notwithstanding that they may not have been used or been available for use during the Certain Funds Period; and

          (B) the Finance Parties may not cancel a Facility (without prejudice to their rights to decline to provide any Utilisation as provided above) until after the Final Release Date.

4.5  Maximum number of Advances

     Unless otherwise agreed by the Agent and the Lenders, no Borrower may deliver a Utilisation Request (or request that an Advance is divided) if as a result of the proposed Utilisation (or division), there would be more than:

     (a) 15 Advances; and

     (b) 12 Avales,

      outstanding.

4.6      Extension Option

      (a) Subject to the following paragraphs, the Borrowers together may, by written notice to the Agent not more than 90 days and not less than 30 days prior to the Final Maturity Date for Facility A1 and Facility A2 (an Extension Notice), require that the Final Maturity Date for Facility A1 and Facility A2 be extended.

      (b) The Extension Notice shall be for an extension of the Final
          Maturity Date for Facility A1 and Facility A2 for a further 18 months in respect of the whole or any part of Facility A (but if not for the whole of Facility A, for rateable proportions of Facility A1 and Facility A2) outstanding as at such Final Maturity Date.

     (c) An Extension Notice issued under paragraph (a) above is unconditional and irrevocable.

     (d) The Agent will forward a copy of any Extension Notice to the Lenders participating in Facility A promptly following receipt.

      (e) An Extension Notice may only be issued if no Event of Default has occurred and is continuing on and as at the date of the Extension Notice.

      f) In respect of the Extension Notice, the relevant Borrower will pay an extension fee on the date falling 364 days after the Signing Date of 0.025 per cent. of the amount of the Facility A Advances made to it which are the subject of the Extension Notice, to the Agent for the account of the relevant Lenders.

4.7 Extension of Availability Period

    (a) The Borrowers together may by written notice to the Agent not more than 60 days and not less than 30 days prior to the last day of the Availability Period request that the Availability Period of one or more Lenders be extended for a further period as specified in such notice (being the Availability Period Extension Notice).

     (b)  The Agent will forward a copy of any Availability Period
          Extension Notice to the relevant Lenders promptly following receipt. Each such Lender shall have the right, in its absolute discretion, to accept or decline such request. Any Lender which wishes to accept the request shall notify the Agent of its acceptance not more than 30 days and not less than 20 days prior to the original expiry date of the Availability Period. Where a Lender does not respond to a request as required in this Clause, that Lender will be deemed to have refused the request.

      (c) Where a Lender agrees to a request to extend the Availability Period, the Availability Period for that Lender's uncancelled Commitments will be extended for such further period as specified in the Availability Period Extension Notice from the original expiry date of the Availability Period.

      (d) Any request for an extension under this Clause is irrevocable.

4.8  Order of Utilisation

      (a) Each Utilisation shall be made pro rata between Facility A, Facility B and Facility C according to the respective Commitments under each Facility.

      (b) All utilisations of:

          (i)  Facility A shall be made pro rata between Facility A1 and A2;

          (ii) Facility B shall be made pro rata between Facility B1 and B2;
               and

          (iii)Facility C shall be made pro rata between Facility C1 and C2.

      (c) Where a Facility is utilised by way of the issuance of an Aval, such utilisation will be deemed to have been a utilisation of the Facilities in the manner set out above.



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                                   SECTION 3

                                  UTILISATION

5.   UTILISATION - ADVANCES

5.1  Delivery of a Utilisation Request for an Advance

     (a) A Borrower may utilise a Facility by way of an Advance by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

     (b) Notwithstanding the issue of Avales under a Facility, a Borrower may deliver a Utilisation Request for Advances under that Facility to fund the cash consideration payable by it (or the Company or Bidco, as the case may be) for the Target Shares supported by that Aval upon that cash consideration becoming due pursuant to the Offer, and for the purpose only of determining whether there are sufficient Available Commitments for the purpose of that Advance, that Aval shall be deemed not to have reduced the Available Facility under the relevant Facility.

5.2  Completion of a Utilisation Request

     (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

          (i) the proposed Utilisation Date is a Business Day within the Availability Period;

         (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

        (iii) the proposed Interest Period complies with Clause 11 (Interest Periods); and

         (iv)  it is signed by an Authorised Signatory of the relevant
               Borrower.

     (b)  Only one Advance may be requested in each Utilisation Request.

5.3 Currency and amount

     (a)  The currency specified in a Utilisation Request must be euro.

     (b) The amount of the proposed Advance must be an amount which (if less than the relevant Available Facility) is a minimum of Euro 50,000,000 and an integral multiple of Euro 5,000,000 or equal to the amount of the relevant Available Facility.

5.4   Lenders' participation

      (a) Subject to Clause 5.1(b) (Delivery of a Utilisation Request for an Advance) above no Lender is obliged to participate in a Loan under a Facility if as a result:

          (i) its share in the Advances and its participation in Avales under that Facility would exceed its Available Commitment for that Facility; or

          (ii) the aggregate amount of all Utilisations would exceed the Total Commitments.

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

     (b) If the conditions set out in this Agreement have been met, each Lender participating in the relevant Facility shall make its participation in each Advance thereunder available to the Agent for the account of the relevant Borrower by the Utilisation Date through its Facility Office.

    (c) The amount of each relevant Lender's participation in each Advance will be equal to the proportion borne by its relevant Available Commitment to the relevant Available Facility immediately prior to making the Advance.

     (d) The Agent shall notify each relevant Lender of each Utilisation Request for an Advance, the amount of each Advance and the amount of its participation in that Advance, in each case by the Specified Time.

6.   UTILISATION - AVALES

6.1  Delivery of a Utilisation Request for an Aval

     (a) The Company may request an Aval or Avales be issued by giving to the Agent a duly completed Utilisation Request not later than the Specified Time.

     (b)  Each such Utilisation Request is irrevocable.

6.2 Completion of Requests

      (a) A Utilisation Request for an Aval will not be regarded as having been duly completed unless:

         (i)   it identifies the Borrower;

         (ii) it specifies the Facility under which the Avales are to be issued;

         (iii) it specifies that it is for Avales;

         (iv) the Utilisation Date is a Business Day falling within the Availability Period;

          (v) the aggregate amount of the Avales requested (together with the aggregate amount of any other Avales previously issued under this Agreement, to the extent that such previously issued Avales are not being substituted by the Avales requested):

               (A) is (I) equal to or less than the Available Facility under the relevant Facility on the proposed Utilisation Date and (II) equal to the amount of the cash consideration payable by the Company (or Bidco, as the case may be) for the Target Shares proposed to be acquired pursuant to the Offer; or

                (B) such other amount as the Agent may agree;

          (vi) the proposed beneficiaries are the shareholders of the Target;

          (vii) the form of Avales are attached; and

          (viii) the delivery instructions for the Avales are specified.

      (b) A Utilisation Request may include a request for an Aval to be issued in substitution for an existing Aval in the manner contemplated in Clause 6.3 (Issue of Avales) below.


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
6.3 Issue of Avales

(a) The Agent must promptly notify each Issuing Entity and each Lender of the details of the requested Avales and the amount of its share of those Avales.

(b) The amount of each Lender's share in an Aval will be equal to the proportion borne by its relevant Available Commitments to the relevant Available Facility immediately prior to issuance of such Aval.

(c) Subject to this Agreement, each of the Issuing Entities will issue Avales in an amount equal to the percentage of the aggregate amount of Avales specified in the Utilisation Request set out opposite its name in
     Part 1 (Initial Issuing Entity) of Schedule 1 (The Original Finance Parties) or, in the case of an Issuing Entity who becomes an Issuing Entity after the Signing Date, subject to the limits agreed with the Agent and the Company at the time it became an Issuing Entity.

(d) If the relevant conditions set out in this Agreement have been met, the Issuing Entities must issue the Avales on the Utilisation Date.

(e) An Aval may be issued under this Agreement as a substitute for an existing Aval for the purposes of amending the amount of that existing Aval or making administrative or technical changes to its terms. The definition of Aval under this Agreement shall be construed to include such substitute Aval.

(f) The Company shall file the Avales or procure the Avales are filed with the CNMV promptly upon issue.

(g) The Issuing Entities are not obliged to issue any Aval if as a result:

     (i) a Lender's share in the Advances and its participation in Avales under a Facility would exceed its Available Commitment for that Facility; or

     (ii) the aggregate amount of the Utilisations would exceed the Total Commitments.

h) No Issuing Entity has a duty to enquire of any person whether or not the conditions set out in paragraph (g) above have been met. The Issuing Entity may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent. The Issuing Entity will have no liability to any person for issuing an Aval based on any such assumption.

                                   SECTION 4

                                    AVALES
7.    AVALES

7.1   Authority to pay claims under an Aval

     (a) Each Borrower and each Lender irrevocably and unconditionally authorises the Issuing Entities to pay any claim made or purported to be made under an Aval pursuant to its terms which appears on its face to be in order (a claim), the amount of any such claim being a Claimed Amount.

     (b)  Each Borrower and each Lender acknowledges that the Issuing Entities:

          (i) are not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

          (ii) deal in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

     (c) The obligations of a Borrower and a Lender under this Clause will not be affected by:

          (i) the sufficiency, accuracy or genuineness of any claim or any other document; or

          (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.2  Lenders' Indemnity

     (a) Subject to the terms of this Agreement, each Lender unconditionally and irrevocably agrees to pay to each Issuing Entity, on demand, an amount equal to its share of any Claimed Amount in accordance with the arrangements for payment set out in Clause 7.5 (Settlement of Claims under Lenders' Indemnity) (such demand being an Indemnity Claim) except where the Claimed Amount arises as a result of the negligence or wilful misconduct of the Issuing Bank.

     (b) No Indemnity Claim can be made in respect of any Claimed Amount for which an Issuing Entity has otherwise been reimbursed including, without limitation, by way of the provision of cash cover to the Issuing Entity out of the proceeds of an Advance.

     (c)  Each Lender's share of any Claimed Amount referred to in paragraph
          (a) above shall be its Pro rata Share on the Utilisation Date of the relevant Aval but adjusted to reflect any subsequent assignment or transfer under this Agreement.

     (d) The maximum aggregate liability of each Lender to the Issuing Entities under this Clause 7.2 shall be automatically reduced by an amount equal to:

          (i) any payments made by that Lender to an Issuing Entity under or in respect of an Aval; and

          (ii) that Lender's share (determined in accordance with paragraph
               (c) above) of:

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

               (A) any payment made by a Borrower to an Issuing Entity in relation to a Claimed Amount pursuant to Clause 7.3 (Borrower Indemnities); and

               (B) any reduction in the amount of an Aval otherwise than as a result of a repayment or prepayment.

          (e) The obligations of any Lender under this Clause 7.2 and any Borrower under Clause 7.3 (Borrower Indemnities) will, in each case, not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause and Clause 7.3 (Borrower Indemnities) (as appropriate) (whether or not known to it or any other person). This includes:

               (i) any time or waiver granted to, or composition with, any person;

               (ii) any release of any person under the terms of any
                    composition or arrangement;

               (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

               (iv) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

               (v) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

               (vi) any amendment (however fundamental) of a Finance Document or any other document or security; or

               (vii) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security.

          (f) Any failure by any Party to perform its obligations under an Aval or under this Agreement shall not relieve or discharge any other Party of its obligations under the relevant Aval or under this Agreement. The failure of a Lender to perform its obligations under this Clause shall not affect or increase the liability of any other Lender under this Clause.

          (g)  The obligations of each Lender under this Clause 7.2 are:

               (i) continuing obligations and will extend to the ultimate balance of all amounts payable by that Lender under or in connection with any Aval, regardless of any intermediate payment or discharge in whole or in part;

               (ii) several; and

               (iii) independent, primary obligations which each Lender
                    undertakes as principal, and not as a surety or guarantor.

               For the purpose of the indemnities given pursuant to this Clause the Avales will constitute and shall be treated as a "standby" for the purposes of Rule 1.01 of the ISP. The ISP shall apply to each such obligation, to the extent not inconsistent with the terms of the Finance Documents.

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

7.3  Borrower Indemnities

     (a)  Each Borrower must on demand by an Indemnified Party:

          (i) indemnify that Indemnified Party against any loss or liability which that Indemnified Party incurs under or in connection with the Relevant Obligations or that Indemnified Party's performance of the Relevant Obligations (unless caused by the negligence or wilful misconduct of that Indemnified Party); and

          (ii) reimburse that Indemnified Party (except in the case of the negligence or wilful misconduct of that Indemnified Party) for any amount demanded of, or paid by, it under the Relevant Obligations in the currency of the relevant amount of the relevant demand, provided that to the extent the Borrowers are obliged to reimburse the Lenders under this Agreement, the claims of the Lenders against the Borrowers in respect of such reimbursement shall be evidenced by one or more Advances arising under Clause 7.5(c) (Settlement of Claims under Lenders' Indemnity) and the provisions of Clause 7.5 (Settlement of Claims under Lenders' Indemnity) will govern such reimbursement.

     (b) Each Borrower irrevocably and unconditionally authorises and directs each Indemnified Party to pay any demand made under or in connection with the Relevant Obligations and confirm that each Indemnified Party shall be entitled to pay any demand which appears on its face to be in order. Each Borrower agrees that in respect of the Relevant Obligations no Indemnified Party is concerned with the legality of the claim or any underlying transaction or any set-off, counterclaim or defence as between any Indemnified Party and any other person.

     (c) The obligations of the Borrowers under this Clause 7.3 shall be continuing obligations, shall extend to the ultimate balance of all amounts expressed to be payable by that Borrower under or in connection with any Aval, regardless of any intermediate payment or discharge in whole or in parts of amounts payable hereunder.

     (d) The obligations guaranteed by this Clause 7.3 (Borrower Indemnities) shall not in any event exceed Euro 44,000,000,000 plus an amount equal to 125 per cent. of any increase to Facility C pursuant to Clause 38 (Permitted Facility C Increase).

7.4   Rights of contribution

          No Borrower will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause.

7.5   Settlement of Claims under Lenders' Indemnity

     (a) If an Issuing Entity wishes to make an Indemnity Claim under Clause 7.2 (Lenders' Indemnity), it shall do so by serving on each Lender a duly completed Indemnity Claim Notice specifying the Claimed Amount and the amount of the Lenders' share of that Claimed Amount determined in accordance with Clause 7.2(c) (Lenders' Indemnity).

     (b) Any Indemnity Claim Notice must be in the form set out in Schedule 6 (Form of Indemnity Claim Notice). If in that form and if properly completed, such Indemnity Claim Notice shall, in the absence of manifest error, be prima facie evidence of the matters to which it relates.

     (c) Each Lender will make payment of its share of any Indemnity Claim on the date falling three Business Days after receipt of the relevant Indemnity Claim Notice (the Payment Date). Any such payment must be made to the Agent for the account of the relevant Issuing Entity. The Agent will immediately remit such payments to or to the order of the relevant Issuing Entity in accordance with the payment instructions such Issuing Entity shall from time to time provide to the Agent for this purpose.

     (d) If a Lender makes payment of any amount due pursuant to an Indemnity Claim, that Lender shall automatically be subrogated to the rights of the relevant Issuing Entity in respect of such payment.

     (e) The making of a payment by a Lender pursuant to this Clause 7.5 shall, to the extent that Lender at that time has an Available Commitment and the Indemnity Claim has not been triggered by the negligence or wilful misconduct of the relevant Indemnified Party, constitute a utilisation by way of the borrowing of Advances under the Facilities (pro rata between Facility A, Facility B and Facility C according to the respective Commitments under each Facility)

     (f) The other provisions of this Agreement shall apply to each such Advance save that:

          (i) the conditions precedent set out in Clauses 4.1 (Initial conditions precedent), and Clause 4.3 (Further conditions precedent to utilisation by way of Advances) shall not apply to the making of any such Advance; and

          (ii) each such Advance shall have an initial Interest Period of one month commencing on the relevant Payment Date.

     (g) Each Borrower hereby irrevocably authorises the borrowing of any Advance made under this Clause 7.5 and agrees to adopt, and that it shall be liable in respect of, each such Advance as if it was an Advance borrowed by that Borrower pursuant to a Utilisation Request.

7.6 Cash Collateralisation of Avales

     (a) If any Aval has not been repaid or prepaid in full on or before the date five Business Days before the Aval Cash Collateralisation Date, then the Borrowers, or any Issuing Entity on the relevant Borrower's behalf, may drawdown Advances in an amount equal to the principal amount of all outstanding Avales, such amount to be paid into the Blocked Account (as defined below). The Borrowers irrevocably authorise each Issuing Entity to give Utilisation Requests for such Advances on their behalf. Subject to (i) Clause 7.9 (Cash cover in event of insolvency) and (ii) the Advances being requested in accordance with Clause 5 (Utilisation) and not resulting in any Lender's participation in Advances under a Facility exceeding its Commitment under that Facility, the obligations of the Lenders to provide such Advances are unconditional and are not subject to the conditions set out in Clause 4 (Conditions of Utilisation).

     (b) For the purposes of this Clause 7.6, the Blocked Account shall be an interest-bearing euro account with the Agent in Italy or London in the name of the Company and subject to a first ranking security interest in favour of the Issuing Entities to secure the payment to the Issuing Entities of any Claimed Amount (and a second ranking security interest in favour of the other Finance Parties in their capacity as such to secure the payment of all other amounts under the Finance Documents) in form and substance satisfactory to the Agent (acting reasonably) and which complies with paragraph (h) below. The Agent shall have sole signing rights in respect of the Blocked Account and shall operate the Blocked Account in accordance with the terms of this Agreement and otherwise on terms acceptable to the Agent, the Issuing Entities and the Company.

     (c) The Company and the Issuing Entities irrevocably authorise the Agent to make withdrawals from the Blocked Account on its behalf in accordance with Clause 7.7 (Withdrawals from the Blocked Account).

     (d) The Agent shall (and the Company permits and authorises the Agent to) disclose to the other Finance Parties any relevant details in relation to amounts paid into or out of the Blocked Account, on request by any Finance Party from time to time.

     (e) The Agent may delegate its powers of withdrawal under this Agreement in respect of the Blocked Account to any administrative receiver, receiver and/or manager or the like.

     (f) If the Agent so requests, the Blocked Account may be moved to another account held with the Agent.

     (g) Any payment to the Blocked Account of the proceeds of an Advance to the International Borrower contemplated by paragraph (a) above will give rise to a loan owed by the Company to the International Borrower in the amount of such Advance. Such loan will be on such terms as the International Borrower and the Company may agree. Such loan will be discharged in an amount equal to each repayment of Advances made to the International Borrower using proceeds from the Blocked Account as contemplated by Clause 7.7 (Withdrawals from the Blocked Account).


     (h)  The security over the Blocked Account will:

          (i) extend to any Qualifying Investments (as defined in Clause 7.8 (Investment of cash cover)) acquired using the balance standing to the credit of the Blocked Account; and

          (ii) be created as a security financial collateral arrangement for the purposes of EC Directive 2002/47/EC (the Financial Collateral Directive), the Financial Collateral Arrangements (No.2) Regulation 2003 and the Italian Legislative Decree No. 170 of 21st May, 2004 (the Financial Collateral Laws).

7.7  Withdrawals from the Blocked Account

     (a) Prior to the Final Release Date and subject to Clause 1.5(e) (Avales), any balance standing to the credit of the Blocked Account shall be applied by the Agent in payment of any Claimed Amount and/or in or towards the making of each Acquisition Payment on behalf of the Company or Bidco by payment of the lower of:

          (i)  the balance standing to the credit of the Blocked Account; and

          (ii) the Acquisition Payment,

          on the Settlement Date relative to the Acquisition Payment concerned.

     (b) On the Final Release Date any balance remaining in the Blocked Account shall be applied in whole or in part by the Agent on the dates requested by the Company (and in any event within 30 days after the Final Release Date) in or towards prepayment of the Facilities.

     (c) The Issuing Entities will notify the Agent promptly after the Final Release Date occurs.

7.8 Investment of cash cover

     (a) Amounts standing to the credit of the Blocked Account may (and will, if the Issuing Entities so require) be invested in such euro denominated OECD Zone A government securities (or other investments which achieve the same risk weighting and which are approved by the Issuing Entities and the Company) (Qualifying Investments) as the Issuing Entities may direct. Such Qualifying Investments will be subject to the security interests referred to in paragraphs (a) and (h) of Clause 7.6 (Cash Collateralisation of Avales) and will be deemed to form part of the balance standing to the credit of the Blocked Account (and, together with the cash standing to the credit of the Blocked Account, are the Collateral).

     (b) On each date on which a payment is required to be made from the balance standing to the credit of the Blocked Account, the Agent shall (if necessary) liquidate an amount of Qualifying Investments comprised in the Collateral sufficient to make the required payment, provided that in no circumstances may this result in the principal amount of all outstanding Avales (following the application of such payment) exceeding the market value of the Qualifying Investments comprised in the Collateral.

     (c) The Issuing Entities will co-operate with each other in good faith regarding the instructions to be given to the Agent regarding the making of Qualifying Investments as contemplated in paragraph (a). If, within 60 days of the Aval Cash Collateralisation Date, the Issuing Entities have not given the Agent joint instructions regarding the making of Qualifying Investments in respect of the entire balance standing to the credit of the Blocked Account, any Issuing Entity will be entitled to individually require such Qualifying Investments to be made.

7.9 Cash cover in event of insolvency

     (a) If, at the time any Advance is to be utilised in accordance with Clause 7.6 (a) (Cash Collateralisation of Avales) (Cash Cover Advances):

          (i) a Major Default has occurred and is continuing or would result from the making of the Cash Cover Advances; or

          (ii) the Company has failed to create the security interests required by Clause 7.6 (Cash Collateralisation of Avales) in form and substance satisfactory to the Agent (acting reasonably) and alternative collateral arrangements acceptable to the Agent (acting on the instructions of the Majority Lenders) and the Issuing Entities have not been put in place, the Cash Cover Advances that would otherwise be made shall not be made and the amount that would have otherwise been paid by the Lenders as Cash Cover Advances shall be paid directly by the Lenders to the Agent (on behalf of the Issuing Entities) to be held by the Agent in an account in London as cash collateral on the terms set out in this Clause 7.9. The provisions of Clause 7.8 (Investment of cash cover) will apply mutatis mutandis to the investment of this cash collateral by the Issuing Entities.

     (b) The cash collateral provided under paragraph (a) above, and any securities held as a result of the investment of the cash collateral in accordance with Clause 7.8 (Investment of cash cover):

          (i)    will be owned by the Issuing Entities as tenants in common;

          (ii)   will be held by the Agent on behalf of the Issuing Entities;
                 and

          (iii) will be applied solely for the purpose of making Acquisition Payments on the relevant Settlement Date and making payments of Claimed Amount, and it will be a term of the Issuing Entities' ownership of the cash collateral and such securities that no Issuing Entity will have any right to require any such cash collateral or securities to be paid, delivered or transferred to or to its order for any other purpose.

     (c) Any payment by the Lenders to the Issuing Entities as contemplated by paragraph (a) above will be treated as a payment by the Lenders under Clause 7.2 (Lenders' Indemnity), and accordingly the Borrowers will indemnify the Lenders against such payment in accordance with Clause 7.3 (Borrower Indemnities).

     (d) If the Final Release Date occurs, the Issuing Entities will pay and transfer to the Agent for the Lenders any amount equal to the cash collateral (and any securities arising from the investment of the cash collateral), less any amounts thereof which have been applied as contemplated by sub-paragraph (b)(iii) above.

     (e) The arrangements in this Clause 7.9 are intended to take effect as a title transfer financial collateral arrangement for the purposes of the Financial Collateral Laws and any other applicable law or regulation of any member state of the European Union implementing the Financial Collateral Directive.

     (f) If a Lender is, at the time a Cash Cover Advance is required to be made, not obliged to participate in Utilisations by virtue of the provisions of Clause 9.1 (Illegality), that Lender will not be required to participate in the Cash Cover Advance, and the provisions of this Clause 7.9 will apply mutatis mutandis to the amount by which the Cash Cover Advance is reduced by reason of that Lender not participating in it.

                                   SECTION 5

                    REPAYMENT, PREPAYMENT AND CANCELLATION

8.  REPAYMENT


     (a)  The relevant Borrower shall repay:

          (i) each Facility A Advance made to it on the Final Maturity Date for Facility A;

          (ii) each Facility B Advance made to it on the Final Maturity Date for Facility B; and

          (iii) each Facility C Advance made to it on the Final Maturity Date for Facility C.

     (b) Each Borrower must repay in full each Aval on the Aval Cash Collateralisation Date to the extent not repaid in full on or prior to that date.

9.   PREPAYMENT AND CANCELLATION

9.1  Illegality

     If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

     (a) that Lender shall promptly notify the Agent and the Company upon becoming aware of that event;

     (b) that Lender shall not thereafter be obliged to participate in any Utilisation and such Lender's Commitments shall each be deemed to be immediately reduced to zero;

     (c) if the Company replaces that Lender in accordance with the procedure set out in Clause 37.3 (Replacement of a Lender) by the Relevant Repayment Date, the Commitments deemed to be reduced pursuant to paragraph (b) above shall be deemed to be reinstated; and

     (d) if the Company has not replaced the Lender in accordance with the procedure set out in Clause 37.3 (Replacement of a Lender), and if the Agent on behalf of the relevant Lender so requires, each Borrower shall repay that Lender's participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) (the Relevant Repayment
          Date).

9.2  Mandatory prepayment on change of control or merger

     (a) The Company shall notify the Agent as soon as reasonably practicable after becoming aware that a Control Event under paragraph (a) of the definition thereof or any circumstance referred to in paragraph (b) of the definition of Control Event has occurred and the Agent will notify all of the Lenders accordingly.

     (b)  Following a Control Event, any Lender may:

          (i) (acting through the Agent and taking into account the circumstances) propose to the Company the revised terms and conditions (if any) it requires to continue to participate in the Facilities; or

          (ii) give notice that it is not prepared to continue to participate in the Facilities on any terms.

     (c) Following receipt of any proposal from a Lender to revise the terms and conditions under paragraph (b)(i) above, the Agent shall negotiate in good faith with the Company with a view to agreeing revised terms and conditions acceptable to the Lenders and the Company for continuing the Facilities, subject always to the provisions of Clause 37 (Amendments and Waivers). Any such negotiations shall take place during the period of 30 days from the date of any notification by the Company referred to in paragraph (a) above (the Negotiation Period).

     (d) If by the last day of the Negotiation Period no Lender has proposed revised terms under paragraph (b)(i) above and no Lender has given notice under paragraph (b)(ii) above, the Facilities shall continue on the same terms notwithstanding the relevant Control Event having occurred.

     (e)  If paragraph (d) does not apply:

          (i) with respect to any Lender that is prepared to continue to participate in the Facilities on the terms agreed during the Negotiation Period, any such revised terms shall take effect upon the date agreed with such Lenders;

          (ii) the Borrowers may within five Business Days from the last day of the Negotiation Period elect to prepay the participations in all outstanding Utilisations of, and cancel in full without penalties (subject to the payment of Break Costs, if any) the Commitments of, any Lender:

               (A) who has proposed revised terms but with whom revised terms and conditions have not been agreed in accordance with paragraph (c) above; or

               (B)  who has given notice under paragraph (b)(ii) above; or

               (C) who has given notice to the Company that it otherwise wishes to cease to participate in the Facilities; or

          (iii)if the Borrowers do not make an election in respect of the relevant Lender in accordance with subparagraph (ii) above, and the Agent is so instructed by that Lender, the Agent shall by notice to the Company declare:

               (A) that Lender's Commitments to be cancelled, whereupon they shall immediately be cancelled; and/or

               (B) that Lender's participation in all Utilisations, all unpaid accrued interest thereon and any other sum then payable to that Lender under this Agreement to be due and payable, whereupon each Borrower shall prepay on the last day of each relevant then current Interest Period applicable to the relevant Utilisation (or, if earlier, within five Business Days of receiving that notice), that Lender's participation in all Utilisations made to it together with all unpaid accrued interest and other amounts payable by it to that Lender under this Agreement.

     (f) No Request for a Utilisation may be delivered during the Negotiation Period which occurs otherwise than during the Certain Funds Period.


9.3  Voluntary cancellation

     (a) Subject to paragraph (b) below, the relevant Borrower may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice in writing, cancel without penalty the whole or any part (being a minimum amount of Euro 150,000,000 and an integral multiple of Euro 5,000,000) of any Facility made to it. Any cancellation under this Clause 9.3 shall reduce the Commitments of the Lenders under the applicable Facility rateably.

     (b) Notwithstanding paragraph (a) above, no amount available under Facility A, Facility B or Facility C may be cancelled by a Borrower following the launch of the Offer and prior to the Final Release Date except to the extent that, after the cancellation, the Issuing Entities have received acceptable evidence (and have confirmed this to the Agent, which they shall promptly do upon being so satisfied) that the aggregate Available Facilities will be equal to or exceed the amount outstanding of all outstanding Avales.

 9.4 Automatic cancellation

     (a) The unutilised Commitments of each Lender in respect of a Facility will be automatically cancelled at the end of the Availability Period applicable to that Lender for that Facility.

     (b) The Commitments will be automatically cancelled at close of business on the date on which the Offer lapses or terminates or is withdrawn by the Company or Bidco, other than by reason of the occurrence of the Settlement Date.

     (c) To the extent that, at any time before the relevant Aval Release Date, the amount of an Aval is repaid or prepaid (for this purpose ignoring any cancellation of an Aval which occurs as a result of a substitution of that Aval in accordance with this Agreement save to the extent of any net reduction occurring as a result of such substitution) the Commitments in respect of that Aval will be automatically cancelled on that date in the amount of the relevant repayment or prepayment, other than in the case where an Aval is released or reduced in whole or in part as a result of any member of the Group's ownership of Target Shares other than Target Shares acquired upon acceptance of the Offer.

 9.5 Voluntary Prepayment of Advances

     A Borrower to which a Utilisation has been made may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice in writing, (following which the Agent shall promptly give notice of the same to the relevant Lenders specifying, inter alia, the amount and date for prepayment and identifying the Utilisation concerned), prepay the whole or any part of a Utilisation made to it (but if in part, being an amount that reduces the amount of the Utilisation by a minimum amount of Euro 150,000,000 and an integral multiple of Euro 5,000,000), in each case, without penalty but subject to the payment of any applicable Break Costs if the Utilisation is not prepaid on the last day of an Interest Period.

9.6  Right of repayment and cancellation in relation to a single Lender

     (a)  If:

          (i) any sum payable to any Lender by a Borrower is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or

          (ii) any Lender claims indemnification from a Borrower under Clause
               14.3 (Tax indemnity) or Clause 15 (Increased Costs),

     the relevant Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the relevant Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations made to it.

     (b) On receipt of a notice referred to in paragraph (a) above, the relevant Commitment of that Lender shall immediately be reduced to zero.

     (c) On the last day of each Interest Period of the relevant Utilisation which ends after the relevant Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the relevant Borrower in that notice), the relevant Borrower to which a Utilisation is outstanding shall repay that Lender's participation in that Utilisation.

9.7  Restrictions

     (a) Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

     (b) Any prepayment, repayment and/or cancellation under this Clause 9 shall be made together with accrued interest, if any, on the amount prepaid and, subject to any Break Costs if applicable, without premium or penalty.

     (c)  Any part of a Facility which is prepaid may not be reborrowed.

     (d) No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

     (e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated (other than, for the avoidance of doubt, in accordance with Clause 9.1 (Illegality)).

     (f) If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the relevant Borrower or the affected Lender, as appropriate.

 9.8 Mandatory prepayment

     (a) Subject to paragraphs (b) and (c) below, the Borrowers shall prepay Utilisations in the following amounts at the times and in the order of application contemplated by Clause 9.9 (Application of prepayments):

          (i) an amount equal to the Required Percentage of the Net Proceeds from any Bank Raising;

          (ii) an amount equal to the Required Percentage of the Net Proceeds from the issue of any Capital Markets Instruments;

          (iii) an amount equal to the Required Percentage of the Net Proceeds from any Equity Issue; and

          (iv) an amount equal to the Required Percentage of the Net Proceeds from Relevant Disposals which in any annual Accounting Period exceed (euro)150,000,000 in aggregate,

          provided that requirement to prepay only applies to Net Proceeds received by a Borrower or capable of being made available to a Borrower by way of lawful inter-company loan or dividend.

     (b)  For the purposes of this Clause, Required Percentage means:

          (i) in the case of a disposal of any Target Shares or any shares or quotas in Bidco or JV Co that are owned by a member of the Group or the first Euro 5,000,000,000 of Net Proceeds in respect of Capital Markets Instruments, 100 per cent.;

          (ii) except as provided in sub-paragraph (i) above, 75 per cent. if the Total Facility is more than or equal to Euro
               17,500,000,000;

          (iii) except as provided in sub-paragraph (i) above, 50 per cent. if the Total Facility is less than Euro 17,500,000,000 but more than or equal to Euro 10,000,000,000; and

          (iv) except as provided in sub-paragraph (i) above, zero per cent. if the Total Facility is less than Euro 10,000,000,000.

     (c) The Borrowers shall be under no obligation to make a prepayment under this Clause where:

          (i) (other than in the case of subparagraph (b)(i) above) the relevant Net Proceeds received by a member of the Group are utilised for the purpose of:

               (A) refinancing existing Financial Indebtedness of any member of the Group that is due to mature within six months of the date of the Relevant Disposal, Bank Raising, Equity Issue or issue of Capital Market Instrument or complying with any obligations to prepay any existing Financial Indebtedness; or

               (B) satisfying capital expenditure requirements within six month of the Relevant Disposal, Bank Raising, Equity Issue or issue of Capital Market Instrument, where such capital expenditure requirements are mandatory requirements of any applicable regulatory authority or otherwise required under or in connection with any licence or public concession or other arrangement entered into, by provision of law, with a regulatory authority or indicated in the Offer Documents; or

          (ii) in the case of a Relevant Disposal of an asset of a member of the Target Group, where such prepayment (or any upstreaming of proceeds required to allow the prepayment to be made) would breach any law (including any legal restriction on any director of any member of the Group) or conflict with the fiduciary duties of any such director or result in a material risk of personal or criminal liability of a director or result in a breach of the terms of any existing obligation of any member of the Target Group, provided that the Borrowers will, and will ensure that the relevant members of the Group will, use their reasonable efforts to overcome such prohibition.

9.9  Application of prepayments

     (a) A prepayment made under Clause 9.8 (Mandatory prepayment) shall be applied against Facility A, Facility B or Facility C in such proportions as may be specified by the relevant Borrower not less than five Business Days before the date of the relevant prepayment or, if not specified, in the following order:

          (i)  first, in repayment of Facility A Utilisations;

          (ii) second, in repayment of Facility B Utilisations; and

          (iii) third, in repayment of Facility C Utilisations.

     (b) In the case of the prepayment of an Advance, unless the Company makes an election under paragraph (c) below, the Borrowers shall apply any amounts under Clause 9.8 (Mandatory prepayment) in prepayment of the relevant Advance at the end of its then current Interest Period, but in any event no later than the date falling six months after receipt of any such amount.

     (c) The Company may, by giving the Agent not less than five Business Days (or such shorter period as the Majority Lenders may agree) prior written notice, elect that any prepayment under Clause 9.8 (Mandatory prepayment) be applied in immediate prepayment of the relevant Advance.

     (d) If the Company makes the election under paragraph (c) above then a proportion of the relevant Advance equal to the amount of the relevant prepayment will be due and payable on the date specified in the notice.

     (e) Unless the Company has made an election under paragraph (c) above, if an Event of Default has occurred and is continuing, a proportion of the Advances equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

     (f) Prepayments of Avales under Clause 9.8 (Mandatory prepayment) must be made within 5 Business Days of receipt of the Net Proceeds concerned.

     (g) The Agent shall notify the Lenders as soon as possible of any prepayment to be made under Clause 9.8 (Mandatory prepayment).

     (h) If Net Proceeds required to be paid pursuant to Clause 9.8 (Mandatory prepayment) are received during the Availability Period and exceed the outstanding Utilisations under the Facility concerned, the relevant Commitments will be cancelled by the amount of the excess on the date the excess is paid to the Issuing Entities as provided in the next sentence. In this circumstance the amount of the excess will be paid by the Company to the Issuing Entities to be held as cash collateral for the Company's obligations under this Agreement on terms acceptable to the Issuing Entities (acting reasonably) and in one or more accounts which are subject to security interests acceptable to the Issuing Entities (acting reasonably). Clause 7.8 (Investment of cash cover) applies mutatis mutandis to any such cash collateral.

     (i) All Commitment cancellations and voluntary and mandatory prepayments of Facility A shall be made pro rata between Facility A1 and Facility A2.

     (j) All Commitment cancellations and voluntary and mandatory prepayments of Facility B shall be made pro rata between Facility B1 and Facility B2.

     (k) All Commitment cancellations and voluntary and mandatory prepayments of Facility C shall be made pro rata between Facility C1 and Facility C2.

                                   SECTION 6

                             COSTS OF UTILISATION

10.  INTEREST

10.1 Calculation of interest

     The rate of interest on each Advance for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

     (a)  Margin;

     (b)  EURIBOR; and

     (c) the Mandatory Cost, if any, relative to such Advance from time to time during such Interest Period,

     it being understood however that the rate of interest on the Advances made to the Company shall not exceed the maximum rate permitted by Italian law No. 108 of 7 March 1996 and related implementation regulations, to the extent applicable. Should by any means the interest rate due pursuant to this Clause 10.1 or under Clause 10.3 (Default interest) exceed the maximum rate permitted under applicable law, the interest rate applicable to the Advances made to the Company will be automatically reduced to the extent necessary to allow the interest rate applicable to such Advances to be in compliance with any applicable law.


10.2 Payment of interest

     On the last day of each Interest Period the Borrower to which an Advance has been made shall pay to the Agent for the account of the Lenders in respect of such Advance accrued interest on the relevant Advance to which that Interest Period relates (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

10.3 Default interest

     (a) If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause
          10.3 shall be immediately payable by that Borrower on demand by the Agent.

     (b) If any overdue amount consists of all or part of an Advance which became due on a day which was not the last day of an Interest Period relating to that Advance:

          (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Advance; and

          (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

     (c) To the extent permitted by law, default interest (if unpaid) arising on an overdue amount shall be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount and (if not so compounded) will remain immediately due and payable.

     (d) For the purposes of determining the rate of interest on an overdue amount under this Clause 10.3, the Margin shall be (i) if that amount comprises principal or interest or any other amount due in relation to a Facility, the Margin relating to that Facility or (ii) if that amount is not properly attributable to a Facility, the Margin under Facility A.

10.4 Notification of rates of interest

     The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.


10.5 Margin

     (a) Subject to the following provisions of this Clause 10.5, the Margin for all Facility A Advances, all Facility B Advances and all Facility C Advances will be the percentage rate specified in the table in paragraph (b) below and set opposite the long term credit rating assigned to the Company by Moody's or S&P as at the date of this Agreement.

     (b) The Margin for all Advances will, upon the date of publication of a revised long term credit rating assigned to the Company after the date of this Agreement but subject to the following provisions of this Clause 10.5, be adjusted to the percentage rate specified in the table below and set opposite the long term credit rating assigned to the Company by either Moody's or S&P at such time.

          Moody's or S&P   Margin For        Marging For         Margin For
             Rating        Facility A        Facility B          Facility C
                            (% p.a.)          (% p.a.)            (% p.a.)

          A1/A+ or higher      0.175            0.225             0.275
          A2/A                 0.225            0.275             0.325
          A3/A-                0.275            0.325             0.350
          Baa1/BBB+            0.325            0.375             0.400
          Baa2/BBB             0.400            0.450             0.500
          Baa3/BBB- or below   0.450            0.500             0.550

          (c) If at any time after the Margin has been determined in accordance with paragraph (b) above, a long term credit rating ceases to be assigned to the Company by both Moody's and S&P, the Margin for a Facility shall be the Margin which would be applicable if the long term credit rating assigned to the Company was Baa3/BBB- or below.

          (d) Until such time as either Moody's or S&P reconfirm or change the long term credit rating assigned to the Company following the announcement of the Offer, the Margin for a Facility will be the Margin applicable to such Facility where the long term credit rating assigned to the Company is A3/A-.

          (e) Where the Total Facility is reduced to Euro 17,500,000,000 or less, then the Margin for all Facility A Advances, all Facility B Advances and all Facility C Advances shall be reduced by 0.05 per cent. per annum.

          (f) Any adjustment to the Margin (whether upwards or downwards) in accordance with paragraph (b), (c) or (e) will only apply with effect from the date five Business Days after:

               (i) the date of publication of any relevant change to (or reconfirmation of) the long term credit rating assigned to the Company;

               (ii) the date on which a long term credit rating ceases to be assigned to the Company by both Moody's and S&P as provided in paragraph (c) above; or

               (iii)the date on which the Total Commitments are reduced to the level specified in paragraph (e) above.

          (g) Promptly after the directors of the Company become aware of the same, the Company shall inform the Agent in writing if any change in the long term credit rating assigned to the Company occurs or the circumstances contemplated by paragraph arise.

          (h)  For the purpose of this Agreement:

               (i) the long term credit rating assigned to the Company means the solicited long term credit rating of the Company; and

               (ii) if at any time there is a difference in the long term credit rating assigned to the Company by each of Moody's and S&P, the Margin will be determined on the basis of the average of the Margins applicable to each of such ratings and if only one of Moody's and S&P assigns to the Company a long term credit rating, the Margin will be determined on the basis of such long term credit rating only.

11.  INTEREST PERIODS

11.1 Selection of Interest Periods

     (a) A Borrower may select an Interest Period for an Advance in the Utilisation Request for that Advance or (if the Advance has already been borrowed) in a Selection Notice.

     (b) Each Selection Notice for an Advance is irrevocable and must be delivered to the Agent by the relevant Borrower not later than the Specified Time.

     (c) If a Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (a) above, the relevant Interest Period will be one month.

     (d) Subject to this Clause 11, a Borrower may select an Interest Period of one, two, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders participating in the relevant Facility).

     (e) An Interest Period for an Advance shall not extend beyond the Final Maturity Date applicable to its Facility. If an Interest Period for an Advance would otherwise overrun the relevant Final Maturity Date, it will be shortened to end on that Final Maturity Date.

     (f) Each Interest Period for an Advance shall start on the Utilisation Date or (if an Advance has already been made) on the last day of its preceding Interest Period.

     (g) During the Syndication Period, each Interest Period shall be for a period of one week or one month unless the Bookrunners and the Company agree otherwise.

11.2 Notification of Interest Periods

     The Agent will promptly notify the relevant Borrower and the Lenders of the duration of each Interest Period relating to each Advance promptly after ascertaining the same.

11.3 Non-Business Days

     If an Interest Period for any Advance would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.4 Consolidation and division of Advances

     (a)  Subject to paragraph (b) below, if two or more Interest Periods:

          (i)  relate to Advances under the same Facility; and

          (ii) end on the same date,

     those Advances will, unless the relevant Borrower specifies to the contrary in the Selection Notice for the next Interest Period applicable thereto, be consolidated into, and treated as, a single Advance on the last day of the Interest Period.

     (b) Subject to Clause 4.5 (Maximum number of Advances) and Clause 5.3 (Currency and amount), if a Borrower requests in a Selection Notice that an Advance be divided into two or more Advances, that Advance will, on the last day of its Interest Period, be so divided as specified in that Selection Notice, being an aggregate amount equal to the amount of the Advance immediately before its division.

11.5 Other adjustments

         The Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Advances.

12. CHANGES TO THE CALCULATION OF INTEREST

12.1 Absence of quotations

     Subject to Clause 12.2 (Market disruption), if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2 Market disruption

     (a) If a Market Disruption Event occurs in relation to an Advance for any Interest Period, then the rate of interest on each Lender's share of that Advance for the Interest Period shall be the rate per annum which is the sum of:

          (i)  the applicable Margin;

          (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Advance from whatever source it may reasonably select; and

          (iii) the Mandatory Cost, if any, relative to that Lender's participation in the Advance during such Interest Period.

     (b)  In this Agreement Market Disruption Event means:

          (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine EURIBOR for euros and the relevant Interest Period; or

          (ii) before close of business in Milan on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in an Advance exceed 50 per cent. of that Advance) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR for the relevant Interest Period.

     In such circumstances the Agent shall promptly notify the Company and the Lenders of the fact and that this Clause 12 is now in operation.

12.3 Alternative basis of interest or funding

     (a) If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations in good faith (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to that and/or any other Advances.

     (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

12.4 Break Costs

     (a) The relevant Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Advance or Unpaid Sum.

     (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue and providing reasonable details of the calculations thereof. The Agent shall, as soon as reasonably practicable following receipt, provide a copy of any such certificate to the relevant Borrower.


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13.  FEES

13.1 Commitment fee

     (a) The relevant Borrower shall pay to the Agent (for the account of each Lender) a fee in euro computed (on a daily basis) at the rate of 20 per cent. of the applicable Margin for the Facility concerned on that Lender's Available Commitment under each Facility made available to such Borrower for the Availability Period.

     (b) Until the day before the first Utilisation Date, the commitment fee rate will be determined by reference to the Margin grid in Clause 10.5(b) (Margin) and the prevailing long term credit rating assigned to the Company and thereafter will be determined by reference to the Margin applicable to Advances under the relevant Facility.

     (c)  The accrued commitment fee, computed in accordance with paragraph
          (a) above, is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.


13.2 Arrangement, sub-underwriting and participation fees

     The Borrowers shall pay to the Agent the arrangement, sub-underwriting and participation fees in the amount and at the times agreed in the relevant Fee Letter for distribution to the relevant parties as directed by the Bookrunners.

13.3 Agency fee

     The Borrowers shall pay to the Agent (for its own account) an agency fee in the amount and on the dates agreed in the relevant Fee Letter.

13.4 Fees in respect of Avales

     (a) The Company must pay to each Issuing Entity the fees in respect of each Aval requested by it in the manner agreed in the Fee Letter between the relevant Issuing Entities and the Company.

     (b) The relevant Borrower shall pay to the Agent (for distribution to the Lenders in accordance with paragraph (c) below) a fee (the Aval
          Fee) in euros on the daily principal amount of each Aval calculated at 0.225 per cent. per annum from the period from the Utilisation Date for that Aval until the relevant Aval Release Date.

     (c) The Agent shall distribute the Aval Fee to the Lenders on the basis of such Lender's Pro rata Share on the Utilisation Date of the Aval to which the Aval Fee relates but adjusted to reflect any subsequent assignment or transfer under this Agreement.

     (d) The Aval Fee accrued under paragraph (b) above is calculated on a daily basis and is payable quarterly in arrear on the date falling three months after the first Utilisation Date in respect of the relevant Aval (and each date falling three months after the previous such payment). The accrued amount of such Aval Fee is also payable to the Agent on the cancelled amount of any Lender's Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the relevant Aval is prepaid or repaid in full on the date on which such cancellation, prepayment or repayment becomes effective.


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                                   SECTION 7

                        ADDITIONAL PAYMENT OBLIGATIONS

14.  TAX GROSS-UP AND INDEMNITIES

14.1 Definitions

     In this Agreement:

     Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable under a Finance Document.

     Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

     Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     Tax Payment means either the increase in a payment made by a Borrower to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

14.2 Tax gross-up

     (a) Each Borrower shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

     (b) A Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the relevant Borrower.

     (c) If a Tax Deduction is required by law to be made by a Borrower (subject to Clause 14.4 (Excluded Claims)), the amount of the payment due from that Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

     (d) If a Borrower is required to make a Tax Deduction, that Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

     (e) Within thirty Business Days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

     (f) Each Italian Treaty Lender and each Borrower which makes a payment to which that Italian Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.


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



14.3 Tax indemnity

     (a) Each Borrower shall (subject to paragraph (b) and Clause 14.4 (Excluded Claims)) (within ten Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

     (b)  Paragraph (a) above shall not apply:

          (i)  with respect to any Tax assessed on a Finance Party:

               (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

               (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located or deemed to be located by the relevant tax authorities in respect of amounts received or receivable in that jurisdiction under this Agreement, if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party, excluding for the avoidance of doubt any Tax Deduction; or

          (ii) to the extent a loss, liability or cost:

               (A)  is compensated for by an increased payment under Clause
                    14.2 (Tax gross-up); or

               (B) would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause
                    14.4 (Excluded Claims) applied.

     (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the relevant Borrower.

     (d) A Protected Party shall, on receiving a payment from a Borrower under this Clause 14.3, notify the Agent.

14.4 Excluded Claims

     The Company is not required to make an increased payment to a Facility A1 Lender, a Facility B1 Lender or a Facility C1 Lender under Clauses 14.2 (Tax gross-up) or 14.3 (Tax indemnity) for a Tax Deduction from a payment of interest on a Loan, if on the date on which the payment falls due:

     (a) the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be such a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

     (b) the relevant Lender is an Italian Treaty Lender and the Company is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 14.2 (Tax gross-up).


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14.5 Tax Credit

     If a Borrower makes a Tax Payment and the relevant Finance Party determines that:

     (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

     (b) that Finance Party has obtained, utilised and fully retained that Tax Credit on an affiliated group basis,

     the Finance Party shall pay an amount to the relevant Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Borrower, provided always, that nothing herein shall require that Finance Party to disclose any confidential information relating to its affairs.

     Each Finance Party will notify the relevant Borrower promptly of the receipt or taking advantage by such Finance Party of any saving and of such Finance Party's opinion as to the amount or value of that saving.


14.6 Italian Lenders' Status

     Each Lender having a Facility A1 Commitment, a Facility B1 Commitment or a Facility C1 Commitment confirms to the Company that at the date hereof it:

     (a)  is a Qualifying Lender; or

     (b)  is a Non-Qualifying Lender and agrees that the provisions of Clause
          14.4 (Excluded Claims) apply.

14.7 Stamp taxes

     The Borrowers shall pay all stamp, registration and any other indirect tax (including, without limitation, stamp, registration and any other indirect tax at any time assessed by all competent tax authorities) to which the Finance Documents, any other document referred to in the Finance Documents or any judgment given in connection therewith is or at any time may be subject, excluding for the avoidance of doubt any Transfer Certificate, and shall, from time to time on demand of the Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

     For the avoidance of doubt, a Borrower shall not be liable to pay or indemnify any Finance Party against any stamp, registration and similar Taxes which may be or become payable in connection with the assignment, novation or transfer of any rights or obligations of that Finance Party under any Finance Document, unless such assignment, novation or transfer is carried out at the request of a Borrower.

14.8 Value Added Tax

     (a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

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


     (b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party is not entitled to credit or repayment of the VAT.

15. INCREASED COSTS

15.1 Increased costs

     (a) Subject to Clause 15.3 (Exceptions) a Borrower shall, within thirty Business Days after receipt by that Borrower of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

     (b)  In this Agreement Increased Costs means:

          (i) a reduction in the rate of return from any Facility or on a Finance Party's (or its Affiliate's) overall capital;

          (ii) an additional or increased cost; or

          (iii) a reduction of any amount due and payable under any Finance Document,

          which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2 Increased cost claims

          (a)  A Finance Party intending to make a claim pursuant to Clause
               15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

          (b) Each Finance Party shall, through the Agent, provide the Borrowers (at the same time as the Finance Party makes its demand) with a certificate of such Finance Party specifying the amount of its Increased Costs, particulars of the event and setting out the calculation of the amount claimed in reasonable detail.

15.3 Exceptions

     Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

     (a) attributable to a Tax Deduction required by law to be made by a Borrower;

     (b) compensated for by Clause 14 (Tax Gross-Up and Indemnities) (or would have been compensated had the exceptions to gross up or indemnity obligations set out in Clause 14 (Tax Gross-Up and Indemnities) not applied);

     (c)  compensated for by the payment of the Mandatory Cost;

     (d) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;


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


     (e) resulting from any change or the introduction of, or any change in interpretation or application of, any law, regulation, treaty, directive, request or rules relating to, or any change in the rate of Tax on Overall Net Income of such Finance Party and/or Holding Company of such Finance Party; or

     (f)  attributable to the application of the revised Basel Accord (Basel
          II) capital requirements, save to the extent such Increased Costs are incurred as a result of any change in the formal interpretation, amendment or supplement of the Basel Accord (Basel II) capital requirements, in each case made after the date hereof.

     In this Clause 15.3 a reference to a Tax Deduction has the same meaning given to the term in Clause 14.1 (Definitions).

16.  OTHER INDEMNITIES

16.1 Currency indemnity

     (a) If any sum due from a Borrower under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

          (i)  making or filing a claim or proof against that Borrower;

          (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

          each Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

     (b) Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2 Other indemnities

     Each Borrower shall, within three Business Days of demand, indemnify each Finance Party against any losses, charges, or documented expenses incurred by that Finance Party and not covered otherwise by other indemnities set forth herein as a result of:

     (a)  the occurrence of any Event of Default;

     (b) a failure by that Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing Among the Finance Parties);

     (c) funding, or making arrangements to fund, its participation in an Advance requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful default or negligence by that Finance Party); or


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


     (d) an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by a Borrower.

16.3 Acquisition Liability

     Each Borrower will indemnify and hold harmless each Finance Party and each of their respective directors, officers, employees, agents and representatives (each being an Indemnified Person) from and against any and all claims, damages, losses, liabilities and documented costs and other expenses (including the properly incurred and documented fees of legal counsel for such Indemnified Person (all together Losses) which have been incurred by or awarded against any Indemnified Person, in each case arising out of or in connection with any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened by any person in relation to any of the Finance Documents (or the transactions contemplated therein, including without limitation, the Offer (whether or not made), the use of the proceeds of the Facilities or any acquisition by the Company or any person acting in concert with the Company of any of the Target Shares) except to the extent such Losses or claims result from such Indemnified Person's negligence or wilful misconduct or a breach of any Finance Document by an Indemnified Person provided that:

     (a) the Indemnified Persons may only obtain reimbursement of fees of legal counsel for the properly incurred fees from instructing the same legal counsel in each relevant jurisdiction in respect of the same claim, unless there is a conflict of interest and additional counsel are instructed as a result;

     (b) the Indemnified Person shall as soon as reasonably practicable inform the Borrowers of any circumstances of which it is aware and which would be reasonably likely to give rise to any such claim, investigation, litigation or proceeding (whether or not an investigation, litigation or proceeding has occurred or been threatened);

     (c) the Indemnified Person will, where reasonable and practicable, and taking into account the provisions of this Agreement, give the Borrowers an opportunity to consult with it in good faith with respect to the conduct and settlement of any such claim, investigation, litigation or proceeding;

     (d) the Indemnified Persons shall not settle any such claim, investigation, litigation or proceeding without the prior written consent of the Borrowers (such consent not to be unreasonably withheld or delayed) if (i) the settlement of such claim, investigation, litigation or proceeding (the Relevant Claim) would (in the reasonable opinion of the Borrowers acting on legal advice) compromise the Borrowers' ability to claim damages from any third party in respect of such Relevant Claim; and/or (ii) the Relevant Claim in question is based upon a payment claim that is (in the reasonable opinion of the Borrowers acting on legal advice) without good ground (both in respect of the reasons for such claim and/or the amount being claimed);

     (e) an Indemnified Person will provide the Borrowers on request (and, to the extent practicable without any waiver of legal professional privilege or breach of confidentiality obligation) with copies of material correspondence in relation to the Losses and allow the Borrowers to attend all material meetings in relation to the Losses and receive copies of material legal advice obtained by the Indemnified Person in relation to the Losses; and

     (f) the Borrowers will keep strictly confidential all information received by it in connection with the Losses and will not disclose any information to any third party (other than to its legal counsel) without the prior written consent of the Indemnified Person.


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


     (g)  no Indemnified Person shall be required to comply with paragraphs
          (b), (c), (d) or (e) unless the Indemnified Person is and continues to be indemnified on a current basis for its costs and expenses.

          Any third party referred to in this Clause 16.3 may rely on this Clause 16.3 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

16.4 Indemnity to the Agent

          The Borrowers shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

          (a) investigating any event which it reasonably believes is a Default; or

          (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.


17.  MITIGATION BY THE LENDERS

17.1 Mitigation

     (a) Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any or remove the relevant circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax Gross-Up and Indemnities) and Clause 15 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office or to another lender, financial institution, trust, fund or other entity introduced by the Borrowers that is willing to participate in the Facilities and/or considering any proposal by the Borrowers to introduce a new borrower under the Facilities (subject to the Majority Lenders' approval of any such proposal), provided that the Borrowers reimburse such Finance Party for all duly documented costs and expenses incurred by it as a result of transferring its participation in the Facilities in accordance with this provision.

     (b) Paragraph (a) above does not in any way limit the obligations of each Borrower under the Finance Documents.

17.2 Limitation of liability

     (a) Each Borrower shall indemnify each relevant Finance Party for all documented costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

     (b) A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.  COSTS AND EXPENSES

18.1 Transaction expenses

     Each Borrower shall within 30 days of demand pay the Agent or the Mandated Lead Arrangers, as the case may be, (who shall each provide to that Borrower reasonable details of the relevant cost or expense) the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution or syndication of:


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


     (a) this Agreement and any other documents referred to in this Agreement (other than a Transfer Certificate); and

     (b) any other Finance Documents (other than a Transfer Certificate) executed after the date of this Agreement,

     provided that such costs and expenses will be subject to any limitations agreed between the Parties prior to the date hereof.

18.2 Amendment costs

     If (a) a Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 31.9 (Change of currency), that Borrower shall, within ten Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

18.3 Enforcement costs

     The Borrowers shall, within ten Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.



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                                   SECTION 8

                                   GUARANTEE


19.  GUARANTEE AND INDEMNITY

19.1 Guarantee and indemnity

     The Company irrevocably and unconditionally:

     (a) guarantees to each Finance Party punctual performance by the International Borrower of its obligations under the Finance Documents;

     (b) undertakes with each Finance Party that whenever the International Borrower does not pay any amount when due under or in connection with any Finance Document, the Company shall immediately on demand pay that amount as if it was the principal obligor; and

     (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

19.2 Continuing guarantee

     This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the International Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3 Reinstatement

     If any payment by a Borrower or any discharge given by a Finance Party (whether in respect of the obligations of the International Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

     (a) the liability of each Borrower shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

     (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Borrower, as if the payment, discharge, avoidance or reduction had not occurred.

19.4 Waiver of defences

     The obligations of the Company under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

     (a) any time, waiver or consent granted to, or composition with, any Borrower or other person;

     (b) the release of any Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;


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     (c)  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

     (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

     (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

     (g)  any insolvency or similar proceedings.

19.5 Immediate recourse

     The Company waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Company under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6 Appropriations

     Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

     (b) hold in an interest-bearing suspense account any moneys received from the Company or on account of the Company's liability under this Clause 19.

19.7 Deferral of Company's rights

     Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Company will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

          (a)  to be indemnified by the International Borrower;

          (b) to claim any contribution from any other guarantor of any Borrower's obligations under the Finance Documents; and/or

          (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.


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19.8 Additional security

     This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.9 Guarantee Cap

     The obligations guaranteed by the Company under this Clause shall not in any event exceed an amount equal to 125 per cent. of the aggregate of the Total Facility A2 Commitments, the Total Facility B2 Commitments and the Total Facility C2 Commitments and in any event shall not exceed Euro 44,000,000,000 plus an amount equal to 125 per cent. of any increase to Facility C pursuant to Clause 38 (Permitted Facility C Increase).


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




                                   SECTION 9

              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT


20.  REPRESENTATIONS

     Each Borrower makes the representations and warranties set out in:


     (a) Clause 20.12 (Information Package and other information) to each Finance Party on each date the Information Package is approved by the Company for the purposes of the sub-underwriting and general stages of syndication or any other phase of syndication launched in accordance with the Syndication Letter; and

     (b) the remainder of this Clause 20 (Representations) to each Finance Party on the date of this Agreement.

20.1 Status

     (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

     (b) It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.2 Binding obligations

     The obligations expressed to be assumed by it in each Transaction Document to which it is a party are, subject to the Reservations, legal, valid, binding and enforceable obligations.

20.3 Non-conflict with other obligations

     The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with:

     (a)  any material law or regulation applicable to it;

     (b)  its constitutional documents; or

     (c) any agreement or instrument to which it is a party or which is binding upon it or on its assets in a manner or to an extent which would have a Material Adverse Effect.

20.4 Power and authority

     It has the power to enter into and perform and deliver each Transaction Document to which it is a party and the transactions to be implemented pursuant thereto, and has taken all necessary action to authorise the entry into, performance and delivery of, those documents and transactions.

20.5 Validity and admissibility in evidence

     All Authorisations have been obtained or effected and are in full force and effect in order:

     (a) other than any required competition clearances or any relevant Authorisation contemplated by or required for the purpose of the Offer (which will be obtained before the first


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


          Settlement Date), to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

          (b) to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation (except for any translation or formalities to be fulfilled in order to validly exhibit the Transaction Documents in any court).

20.6 Consents and Approvals

     All necessary consents, licences, authorisations and approvals to the transactions constituted by the Finance Documents have been obtained, the material terms and conditions of such consents have been complied with and such consents have not been and, so far as it is aware, will not be revoked or otherwise terminated, in each case where failure to do so would have a Material Adverse Effect.


20.7 Encumbrances

     Save for the Permitted Encumbrances, no Encumbrance exists over all or any of its assets.

20.8 Governing law and enforcement

     (a) Subject to the Reservations, the choice of English law as the governing law of the Finance Documents (other than an Aval) will be recognised and enforced in its jurisdiction of incorporation.

     (b) Subject to the Reservations, any judgment obtained in England in relation to a Finance Document (other than an Aval) will be recognised and enforced in its jurisdiction of incorporation.

20.9 Deduction of Tax

     As at the date of this Agreement, it is not required to make any deduction for or on account of Tax from any payment it may make (directly or indirectly) under any Finance Document to the Finance Parties, provided that, in the case of the Company, the relevant Lenders are Qualifying Lenders and each such Finance Party that is or becomes eligible under any taxation treaty for a withholding tax exemption takes any action required to be taken under the relevant laws or regulations to benefit from such withholding tax exemption.

20.10 No filing or stamp taxes

     Under the laws of Italy in force at the date hereof, it is not necessary that this Agreement or any of the Finance Documents be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Agreement or the Finance Documents or the transactions contemplated by the Finance Documents save for:

     (a) if this Agreement or a Finance Document is enforced in Italy either by way of a direct court judgment or an exequatur of a judgment rendered outside Italy, the following taxes may become payable:

          (i) a registration tax at a rate not exceeding 3 per cent. on any amount awarded under the judgment; and

          (ii) a further registration tax at a rate of up to 3 per cent. on any amount outstanding under this Agreement or a Finance Document if the judgment refers to (enunciazione) this Agreement or such Finance Document provided that it is entered


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

               into between the same parties to which the judgment is rendered and this Agreement or such Finance Document has not been previously registered;

     (b) if this Agreement or any Finance Document is filed with any public body or any court in connection with the performance of any administrative functions (caso d'uso) in Italy, registration tax may become payable in relation to this Agreement or any Finance Document which has not been previously registered, at a rate up to 3 per cent. on the amount of the Facilities; and

     (c) if this Agreement or any Finance Document is filed with any public body or any court in connection with the performance of any administrative functions (caso d'uso) in Italy, stamp duties will become payable at a nominal rate (currently (euro)14.62 per 4-paged sheet), in respect of any Finance Document.

20.11 No default

     (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

     (b) No other event or circumstance is outstanding which constitutes a default under any other agreement and which would have a Material Adverse Effect.

20.12 Information Package and other information

     (a) All material factual information provided by it or any of its Controlled Subsidiaries for the purposes of the Information Package was true (or, in the case of information provided by any person other than the Company or its advisors, was true to the best of its knowledge after due and careful enquiry) in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

     (b) All expressions of opinion or intention and all forecasts and projections contained in the Information Package were arrived at after careful consideration, were honestly made in good faith and were based on reasonable grounds, and the Information Package as of its date did not omit to state any matter which would result in any material information contained in the Information Package being misleading in any material respect in the context of this Agreement.

     (c) All of the material, written factual information (other than the Information Package) supplied by it or any of its Controlled Subsidiaries in connection with the Transaction Documents and the matters contemplated therein was true, complete and accurate in all material respects as at the date it was given and was not misleading in any material respect on such date.

20.13 Accounts

     (a) Its Original Accounts were prepared, save as expressly disclosed in notes to or accompanying those Original Accounts, in accordance with IAS (or in the case of the International Borrower, generally accepted accounting principles and practices in Luxembourg) consistently applied.

     (b) Its Original Accounts fairly represent as at the date to which the same were prepared its financial condition and operations during the relevant Accounting Period.


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20.14 No Material Adverse Change

     As at the Signing Date (when compared to the date at which the Original Accounts were prepared), there has been no material adverse change in the business, operations, property, financial condition or performance of the Group taken as a whole.

20.15 Pari passu ranking

     Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

 20.16 No proceedings pending or threatened

     Save as disclosed in writing to the Mandated Lead Arrangers prior to the date of this Agreement, no litigation or administrative proceedings (to the best of its knowledge, information and belief) are pending or threatened in writing against it or any of its Material Subsidiaries which are reasonably likely to be adversely determined and if so determined are reasonably likely to have a Material Adverse Effect on the Group as a whole.

20.17 Environmental matters

     (a) It and each of its Material Subsidiaries have performed and observed all applicable Environmental Laws and Environmental Permits in all material respects to an extent and/or in a manner so as not to constitute a Material Adverse Effect.

     (b) No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened in writing against the Company or any of its Material Subsidiaries where that claim is reasonably likely to be determined against a Borrower or any of its Material Subsidiaries and if so determined is reasonably likely to have a Material Adverse Effect.

20.18 Taxation

     It has duly and punctually paid and discharged all Taxes, assessments and governmental charges save where any delay with respect to such payment or discharge would not have a Material Adverse Effect.

20.19 No Immunity

     (a) In any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

     (b) Its execution of the Finance Documents constitutes, and its exercise of its rights and performance of its obligations under the Finance Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

20.20 US Margin Regulations

     It is not a "United States person" or a "foreign person controlled by a United States person" (in each case as such phrases are defined in Regulation X (12C.F.R. Parts 224) promulgated by the Board of Governors of the Federal Reserve System of the United States of America) or acting on behalf of or in connection with United States persons in conjunction with obtaining the Facilities under this Agreement.

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20.21 Repetition

     The Repeating Representations are deemed to be made by each Borrower (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and (other than in the case of Clause 20.20 (US Margin Regulations)) the first day of each Interest Period.

21.  INFORMATION UNDERTAKINGS

     The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1 Accounts

     The Company shall supply or procure that there shall be supplied to the Agent in sufficient copies for all the Lenders if the Agent so requests:

     (a) as soon as practicable, but in any event within 180 days after the end of each annual Accounting Period, the Audited Accounts and the audited financial statements of the International Borrower for that annual Accounting Period; and

     (b) as soon as practicable, but in any event within 150 days after the end of the first half-year Accounting Period of each of its financial years, the Unaudited Accounts for that half year Accounting Period.

21.2 Compliance Certificate

     (a) The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 21.1 (Accounts), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date as at which those financial statements were drawn up.

     (b) Each Compliance Certificate shall be signed by an Authorised Signatory of the Company.

21.3 Requirements as to Accounts

     (a) The Company will ensure that each set of Accounts delivered pursuant to Clause 21.1 (Accounts) fairly present its (the International Borrower's or the Group's, as applicable) financial condition (in the case of half-yearly accounts subject to adjustments which fall to be made at the end of the financial year) as at the end of and for the Accounting Period to which they relate.

     (b) The Company shall ensure that each set of its Accounts delivered pursuant to Clause 21.1 (Accounts) is prepared using IAS, accounting practices and financial reference periods consistent with those applied for the Original Accounts of the Company, unless, in relation to any set of its Accounts, the Company is required by law or prudent accounting practice to change the accounting format or basis upon which such Accounts are prepared. In this case, unless such change is related to the first time adoption of the IAS the Company shall notify the Agent of any such change and shall procure that following publication of its Accounts, its Auditors (or, in the case of a non-material change, the Company) deliver to the Agent:

          (i) a description of any change necessary for those Accounts to reflect the IAS, accounting practices and reference periods upon which the Original Accounts of the Company were prepared; and

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


          (ii) sufficient information, in form and substance as may reasonably be required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in such revised Accounts and the financial position indicated in the Original Accounts of the Company.

     Any reference in this Agreement to those Accounts shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Accounts of the Company were prepared.

21.4 Information: miscellaneous

     The Company shall supply to the Agent or procure that there shall be supplied to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

     (a) all documents relating to the financial difficulties of a Borrower dispatched by that Borrower to its creditors generally (in their capacity as creditors) at the same time as they are dispatched or as soon as practicable thereafter;

     (b) promptly upon becoming aware of them, details of any current, threatened or pending litigation, arbitration or administrative proceeding which is reasonably expected to be adversely determined against it and if so determined would have a Material Adverse Effect; and

     (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as the Agent or any Lender acting through the Agent may reasonably require (subject always to Clause 26 (Confidentiality)), provided that the Company shall not be obliged to disclose such information if it is unable to do so because the relevant information is confidential, it is under a legal obligation not to disclose such information, it has assumed such obligations on arm's length terms in the bona fide ordinary course of its day to day business and it provides a certificate signed by an Authorised Signatory to that effect to the Agent.

21.5 Notification of default

     The Company shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

21.6 Use of websites

     (a) The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the Designated Website) if:

          (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

          (ii) both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

          (iii) the information is in a format previously agreed between the Company and the Agent.


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


          If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender if the Agent so requests) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be posted on the Designated Website.

     (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

     (c) The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

          (i) the Designated Website cannot be accessed due to technical failure;

          (ii) the password specifications for the Designated Website change;

          (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

          (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

          (v) the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

          If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

     (d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The relevant Borrower shall comply with any such request within 10 Business Days.

21.7 "Know your customer" checks

     (a) Each Borrower shall (subject always to Clause 26 (Confidentiality)) promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender) in order for the Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary know your customer or other checks in relation to any person that it is required to carry out pursuant to the transactions contemplated in the Finance Documents.

     (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary know your customer or other checks in relation to any person that it is required to carry out pursuant to the transactions contemplated in the Finance Documents.


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22.  FINANCIAL COVENANTS

22.1 Definitions

     In this Clause:

     Consolidated Cash and Cash Equivalents means, at any time:


     (a)  cash in hand or on deposit with any acceptable bank;

     (b) certificates of deposit, maturing within one year after the relevant date of calculation, issued by an acceptable bank;

     (c) any investment in marketable obligations issued or guaranteed by the government of the United States of America, the United Kingdom or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating which:

          (i) matures within one year after the date of the relevant calculation; and

          (ii) is not convertible to any other security;

     (d)  open market commercial paper not convertible to any other security:

          (i)  for which a recognised trading market exists;

          (ii) issued in the United States of America, the United Kingdom or any Participating Member State country;

          (iii) which matures within one year after the relevant date of calculation; and

          (iv) which has a credit rating of either A-1 by S&P or Fitch or P-1 by Moody's, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

     (e)  investments accessible within 30 days in money market funds which:


          (i) have a credit rating of either A-1 or higher by S&P or Fitch or P-1 or higher by Moody's; and

          (ii) invest substantially all their assets in securities of the types described in paragraphs (b) to (d) above; or

     (f)  any other debt, security or investment approved by the Majority
          Lenders,

     in each case, to which any member of the Group is beneficially entitled at that time and which is capable of being applied against Consolidated Total Borrowings. For this purpose an acceptable bank is a commercial bank or trust company which has a rating of A or higher by S&P or Fitch or A2 or higher by Moody's or a comparable rating from a nationally recognised credit rating agency for its long-term unsecured and non-credit enhanced debt obligations or has been approved by the Majority Lenders.

     Consolidated EBITDA means the consolidated net pre-taxation profits of the Group for a Measurement Period:



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     (a)  including the net pre-taxation profits of a member of the Group or business or assets acquired during that Measurement Period for the part of that Measurement Period when it was not a member of the Group and/or the business or assets were not owned by a member of the Group; but

     (b) excluding the net pre-taxation profits attributable to any member of the Group or to any business or assets sold during that Measurement Period,

     and all as adjusted by:

     (i)  adding back Consolidated Net Interest Payable;

     (ii) taking no account of any extraordinary item (or any exceptional items which fall within paragraph 20 of FRS3); and

     (iii) adding back depreciation and amortisation,

     and taking no account of income or expense from investments accounted for under the equity method.

     Consolidated Interest Payable means all cash interest and other cash financing charges (whether, in each case, paid or payable) incurred by the Group during a Measurement Period.

     Consolidated Interest Receivable means all cash interest and other cash financing charges received or receivable by the Group during a Measurement Period.

     Consolidated Net Interest Payable means Consolidated Interest Payable less Consolidated Interest Receivable during the relevant Measurement Period.

     Consolidated Total Borrowings means, in respect of the Group, at any time the aggregate of all Financial Indebtedness of the Group (other than owed to another member of the Group ) calculated at the nominal amount or such other amount at which the Financial Indebtedness would be carried in a consolidated balance sheet of the Company drawn up at that time.

     Consolidated Total Net Borrowings means at any time Consolidated Total Borrowings less Consolidated Cash and Cash Equivalents.

     Measurement Period means each period of 12 months ending on the last day of a financial year or a financial half-year of the Company.

22.2 Interpretation

     (a) Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Accounts of the Company.

     (b) Any amount in a currency other than Euro is to be taken into account at its Euro equivalent calculated on the basis of:

          (i) the Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Euro at or about 11:00 a.m. on the day the relevant amount falls to be calculated; or


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



          (ii) if the amount is to be calculated on the last day of a financial period of the Company, the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.

     (c) No item must be credited or deducted more than once in any calculation under this Clause.

     (d) If any restrictions are imposed on the ability of the Company or its Subsidiaries to vote any shares in any member of the Target Group pursuant to any competition law or regulation in connection with the Offer (or are agreed to by the Company or any of its Subsidiaries in order to obtain competition clearance for the Offer), the relevant member of the Target Group will be deemed to be a member of the Group for the purposes of this Clause 22 if it would be a member of the Group if the relevant restrictions did not exist.

22.3     Gearing

         The Company must ensure that Consolidated Total Net Borrowings do not, at the end of any Measurement Period, exceed 6 times Consolidated EBITDA for that Measurement Period.

23.      GENERAL UNDERTAKINGS

         The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1     Authorisations

         Each Borrower shall (and the Company shall ensure that each of its Material Subsidiaries shall) obtain or cause to be obtained all Authorisations material in the context of its business where failure to do so would have a Material Adverse Effect.

23.2     Compliance with laws

         Each Borrower shall (and the Company shall ensure that each of its Material Subsidiaries shall) comply with all relevant laws and regulations where failure to do so would have a Material Adverse Effect.

23.3     Claims Pari Passu

         Each Borrower shall ensure that at all times its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

23.4     Loans and Guarantees

         Save for Permitted Loans and Guarantees, no Borrower shall, and the Company shall procure that none of its Material Subsidiaries shall, make any loans or give any guarantee or financial accommodation to or for the benefit of any person (including, without limitation, any member of the Group).

23.5     Negative pledge

         Each Borrower shall, and the Company shall ensure that none of its Material Subsidiaries shall, create or permit to subsist any Encumbrance in respect of Financial Indebtedness on the whole or any part of its present or future business, assets or undertaking except for any Permitted Encumbrance.


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

23.6     Disposals

         No Borrower shall, and the Company shall ensure that none of its Controlled Subsidiaries will, either in a single transaction or in a series of transactions, whether related or not, and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or any material part of its assets or undertaking to any person other than Permitted Disposals.

23.7     Change of business

         The Company shall ensure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement (including for these purposes, any business carried on at the date of this Agreement by the Target Group) except for any changes in business that are a result of any Permitted Disposal.

23.8     Insurance

         The Company shall, and shall ensure that each of its Material Subsidiaries shall, maintain insurances of a type and at a level usually maintained by similar businesses with reputable underwriters or insurance companies.

23.9     Environmental Compliance

         Each Borrower shall, and the Company shall ensure that each of its Material Subsidiaries will, comply in all material respects with all applicable Environmental Laws and obtain any requisite Environmental Permits applicable to it save where failure to obtain those Environmental Permits or failure to comply with those Environmental Laws would not have, or would not be reasonably likely to have, a Material Adverse Effect.

23.10    Environmental Claims

         The Company shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of any material claim, notice or other communication served on it or any Material Subsidiary in respect of any alleged breach under any Environmental Law where such Environmental Claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

23.11    Treasury Transaction

         No Borrower will, and the Company will procure that none of its Material Subsidiaries will, enter into any treasury transactions including derivatives or other trades, (whether over the counter or exchange traded) other than transactions entered into and considered by that Borrower or that Material Subsidiary (acting reasonably) to be necessary or desirable in the ordinary course of, and consistent with the prudent management of, its business.

23.12    Taxation

         Each Borrower shall, and the Company shall ensure that each of its Material Subsidiaries will, pay or contest all Taxes in a timely manner and so as not to incur any further Tax liabilities where failure to do so would, in each case, have a Material Adverse Effect.


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23.13    Subsidiary Financial Indebtedness

         The Company shall ensure that the net aggregate amount of Financial Indebtedness (other than Permitted Subsidiary Financial Indebtedness) of the Controlled Subsidiaries of the Company shall not exceed an amount equal to 20 per cent. of the Gross Total Assets of the Group.

23.14    Conduct of Offer

         (a)     The Company shall:

                 (i) keep the Agent and Mandated Lead Arrangers informed in all material respects as to the status and progress of the Offer, except to the extent prevented from doing so by applicable law or regulation; and

                 (ii) comply in all material respects with the Offer Documents and in all material respects with any applicable laws or regulations relevant in the context of the Offer including, but not limited to, the Law 24/1998 of July 28 on the Securities Market (as amended) as developed by Spanish Royal Decree 1197/1991 (dated 26 July 1991) on Public Tender
                         Offers (as amended from time to time).

         (b) Unless required by law or regulation, the Company agrees that no announcements regarding any Finance Party or the Facilities will be made without the prior written consent of the Mandated Lead Arrangers (not to be unreasonably withheld or delayed). Any other announcement to be made during the conduct of the Offer by Bidco or any member of the Group will be communicated in advance, to the extent practicable, to the Mandated Lead Arrangers.

         (c) The Company shall procure that the Prospectus and the Significant Fact Sheet are filed with CNMV in the form agreed with the Agent (or otherwise permitted pursuant to the operation of Clause 4.1(b) (Initial conditions precedent)) before the Signing Date.

         (d) The Company shall not (and shall procure that Bidco shall not) make any amendment to or give any waiver to any term or condition of any Offer Document, or make any Improved Offer, that would result in an increase to the price offered by the Company (or, as the case may be, Bidco) for any Target Share the subject of the Offer unless it has available to it sufficient funds to finance full acceptance of the portion of the Offer for which it (or, as the case may be, Bidco) is responsible at the increased price.

         (e) The Company shall not (and shall procure that Bidco shall not) without the prior consent of the Majority Lenders (who shall respond to any request for consent without undue delay):

                 (i) make or agree to any amendment to or give or agree to any waiver to any term or condition of the Offer Documents that would result in a reduction in the minimum tender acceptance conditions contained in the Offer Documents below 50 per cent. of the Target's issued share capital (calculated on the basis described in the Offer Documents and including (A) Target Shares tendered in the Offer (B) shares in the Target held by members of the Group and the JV Partner before the Signing Date and (C) shares in the Target acquired by physical settlement of equity derivatives contracts entered into by the Company (or Bidco, as the case may be) prior to the Signing Date) plus one Target Share; or

                 (ii) waive or amend (or agree to a waiver or amendment of) the condition of the Offer that a general meeting of the shareholders of Target is held resolving to amend Articles 32, 37, 38 and 42 of the by-laws of Target before the date on which the


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                         acceptance period for the Offer ends in order to
                         remove the limitation to the votes that each shareholder of Target may cast at a general shareholders meeting of Target.

         (f) The Company shall supply a conformed copy of each Offer Document which is not signed on the Signing Date promptly following signature of the same.

         (g) The day after the Settlement Date or the date after the Offer lapses for any reason the Company (or Bidco, as applicable) shall issue a request to the CNMV that each Aval is released to the relevant Issuing Entity.

         (h) If the Company receives an Aval from the CNMV it will deliver the relevant Aval to the Agent or relevant Issuing Entity as soon as possible.

23.15    Anti-trust and regulatory clearances

         The Company shall take all reasonable commercial steps to obtain all requisite competition, governmental and regulatory anti-trust clearances and approvals and any other regulatory approvals (including approval from the Spanish National Energy Commission and the approval of the Spanish Council of Ministers or any other applicable regulatory authority required to allow the Company and its Subsidiaries to fully exercise their voting rights in respect of any Target Shares) required in connection with, or as a result of, the Acquisition and shall promptly provide copies thereof to the Agent.

23.16    US Margin Regulations

         No Borrower will, directly or indirectly, use the proceeds of any Facility to purchase or carry Target Shares or any other margin stock or margin security (as those terms are defined in Regulation U and T, respectively, referred to below), to refinance or replace indebtedness originally incurred for such purpose, or for any other purpose, in violation of Regulation T, U or X (12 C.F.R. Parts 220, 221 and 224, respectively) promulgated by the Board of Governors of the Federal Reserve System of the United States of America.

23.17    Co-operation Agreement and E.On Agreement

         The Company will not (and will procure that none of its Subsidiaries) amend or waive any term of the Co-operation Agreement or the E.On Agreement in a manner or to an extent which would materially and adversely prejudice the interests of the Finance Parties under the Finance Documents. For the avoidance of doubt, any amendment to the Co-operation Agreement which is required in order to effect the terms of the E.On Agreement shall be permitted.

24.      EVENTS OF DEFAULT

         Each of the events or circumstances set out in Clause 24 is an Event of Default.

24.1     Non-payment

         A Borrower does not pay on the due date any amount payable by it pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

         (a) its failure to pay is caused by administrative or technical error; and

         (b) the relevant amount is paid within seven Business Days of its due date.


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24.2     Other obligations

         (a) The Company does not comply with any provision of Clause 22 (Financial Covenants).

         (b) A Borrower does not comply with any provision of the Finance Documents (other than a provision referred to in Clause 24.1 (Non-payment) or in paragraph (a) above).

         (c) No Event of Default under paragraph (b) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of the Agent giving written notice to the relevant Borrower or that Borrower becoming aware of the failure to comply.

24.3     Misrepresentation

         (a) Any representation or statement made or deemed to be made by a Borrower in the Finance Documents or any other document delivered by or on behalf of a Borrower under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made by reference to the facts and circumstances then subsisting.

         (b) No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the incorrect or misleading statement are capable of remedy and are remedied within 30 days of the earlier of the Agent giving written notice to the relevant Borrower or that Borrower becoming aware of the materially incorrect nature of the statement.

24.4     Cross default

         (a) Any Financial Indebtedness of the Company, any of its Material Subsidiaries, the Target or JV Co is not paid when due nor within any originally applicable grace period.

         (b) Any Financial Indebtedness of the Company, any of its Material Subsidiaries, the Target or JV Co is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

         (c) Any creditor of the Company, any of its Material Subsidiaries or JV Co becomes entitled to declare any Financial Indebtedness of the Company, any of its Material Subsidiaries or JV Co due and payable prior to its specified maturity as a result of an event of default (however described).

         (d)     No Event of Default will occur under this Clause 24.4 if:

                 (i) in the case of the Company, any of its Material Subsidiaries or JV Co, the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) above is less than Euro 100,000,000 (or its equivalent in any other currency or currencies); or

                 (ii)    in the case of Target:

                         (A) the aggregate amount of Financial Indebtedness falling within paragraphs (a) and (b) above is less than Euro 250,000,000 (or its equivalent in any other currency or currencies);

                         (B) such Financial Indebtedness is paid within a period of 90 days after the Company becomes aware of it becoming due and payable in the circumstances contemplated in paragraph (a) or (b) above;

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


                         (C)     the relevant creditor withdraws any
                                 declaration of acceleration or such
                                 declaration of acceleration otherwise lapses or ceases to be effective, in each case, within 90 days of the Company becoming aware of such acceleration; or

                         (D) such Financial Indebtedness has been declared due and payable as a result of frivolous or vexatious action by the creditor concerned and the Target is contesting such declaration in good faith, and for the avoidance of doubt, paragraphs
                         (B) to (D) (inclusive) above apply irrespective of whether or not the relevant Financial Indebtedness exceeds the threshold referred to in paragraph (A) above.

24.5     Insolvency

         (a) The Company, any of its Material Subsidiaries, the Target or the JV Co is unable or admits in writing its inability to pay its debts as they fall due, suspends making payments on any class of its debts or, by reason of actual financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

         (b) A moratorium is declared in respect of any indebtedness of the Company, any of its Material Subsidiaries, the Target or the JV Co.

24.6     Insolvency proceedings

         Any corporate action, legal proceedings or other formal procedure or formal step is taken in relation to:

         (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise), or with a view to the appointment of an administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer in relation to the Company, any of its Material Subsidiaries, the Target or the JV Co or any of their respective assets or submission to an "Amministrazione Straordinaria", Fallimento" or "Concordato Preventivo" proceeding of the Company, any of its Material Subsidiary, the Target or the JV Co other than a solvent liquidation or reorganisation of any Material Subsidiary of the Company (other than the International Borrower) (notice of which has been give to the Agent). Any such procedure may be a court procedure or any other step which under applicable law is a possible means of achieving any of those results;

         (b) a composition, or similar arrangement, involving the Company, any of its Material Subsidiaries, the Target or the JV Co and any of their respective creditors; or

         (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Subsidiary of the Company which is not the International Borrower), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company, any of its Material Subsidiaries, the Target or the JV Co or any of their respective assets, or any analogous procedure or step is taken in any jurisdiction unless (in any such case) any Agreed Exception applies.


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24.7     Creditors' Process

         Any execution or distress is levied against, or an encumbrance takes possession of, the whole or any material part of, the property, undertaking or assets of the Company or any of its Material Subsidiaries having an aggregate value in excess of Euro 100,000,000 or any event occurs which under the laws of any jurisdiction has a similar or analogous effect unless (in any such case) any Agreed Exception applies.

24.8     Cessation of Business

         The Company or any of its Material Subsidiaries ceases, or threatens to cease, to carry on all or a substantial part of its business (save as a result of transfer of relevant assets to the Company or any of its Material Subsidiaries where permitted by the Finance Documents or as a result of any Permitted Disposal).

24.9     Unlawfulness

         It is unlawful for a Borrower to perform any of its material obligations under the Finance Documents.

24.10    Repudiation

         A Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

24.11    Governmental Intervention and Nationalisation

         The Company or any of its Material Subsidiaries is nationalised or a compulsory acquisition or expropriation of the Company or any of its Material Subsidiaries or any material part of its assets or revenues is made by any relevant government or any successor thereto or any government of any political or geographical sub-division thereof.

24.12    Proceedings and judgments

         (a) Any litigation, or administrative, proceedings are commenced or threatened in writing against the Company or any Material Subsidiary which are reasonably likely to be adversely determined and, if so determined, would be reasonably likely to have a Material Adverse Effect.

         (b) The Company or any of its Material Subsidiaries fails to comply with or pay any sum due from it under any final judgment or any non-appealable order of any court of competent jurisdiction within 30 Business Days of receipt of notice from such court provided that the sums in relation thereto exceed Euro 100,000,000 (or its equivalent in any other currency) in aggregate at any time.

24.13    Ownership of International Borrower

         The International Borrower is not or ceases to be a direct or indirect wholly owned Subsidiary of the Company.

24.14    Material Adverse Effect

         Any event or series of events occurs which has a Material Adverse
         Effect.


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24.15    Acceleration

         Subject to Clauses 4.4 (Certain Funds) and 24.16 (Clean-Up Period), upon the occurrence of an Event of Default (and for the avoidance of doubt, after the expiry of any applicable grace period), which is continuing, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

         (a) cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

         (b) declare that all or part of the Advances, together with accrued interest on those, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) declare that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

        (d) declare that full cash cover in respect of each Aval is immediately due and payable, whereupon such cash cover shall become immediately due and payable.

24.16    Clean-Up Period

         If during the Clean-Up Period a matter or circumstance exists in respect of the Target and/or any member of the Target Group which would constitute (a) a breach of any representation or warranty made in Clause 20 (Representations), or (b) a breach of any covenant set out in Clause 23 (General Undertakings) or (c) a Default, such matter or circumstance will not constitute a Default until after the last day of the Clean-Up Period, provided that reasonable steps are being taken to cure such matter or circumstance (following the Company becoming aware of the same), unless such matter or circumstance (i) could reasonably be expected to have a Material Adverse Effect, (ii) has been procured by, or approved by, the Company or (iii) is not capable of being cured.


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                                  SECTION 10

                              CHANGES TO PARTIES

25.      CHANGES TO THE LENDERS

25.1     Assignments and transfers by the Lenders

         Subject to this Clause 25, a Lender (the Existing Lender) may:

         (a)     assign any of its rights; or

         (b)     transfer by novation any of its rights and obligations,

         under a Facility to any other bank or financial institution or to a trust or fund or other person which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender) provided that the amount transferred or assigned is for a minimum of Euro 5,000,000 or, if less, all of that Existing Lender's Commitment.

25.2     Conditions of Assignment or Transfer

         (a) Subject to (b) below, the consent of the relevant Borrower is required for an assignment or transfer by an Existing Lender, unless:

                 (i) the assignment or transfer is to another Lender or an Affiliate of a Lender; or

                 (ii)    an Event of Default has occurred and is continuing.

         (b) The consent of the relevant Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The relevant Borrower will be deemed to have given its consent 10 Business Days after the Existing Lender, or Lender acting through its previous Facility Office, has requested it unless consent is expressly refused by the relevant
                 Borrower within that time.

         (c) Prior to the earlier of the Final Release Date and the Aval Cash Collateralisation Date, the consent of the Issuing Entities is required for any assignment or transfer by an Existing Lender.

         (d) No Lender may make any assignment or transfer of any interest or rights in respect of a Facility or any Commitment to any person to the extent such assignment or transfer would violate Regulation T or U (12 C.F.R. Parts 220 and 221, respectively) promulgated by the Board of Governors of the Federal Reserve System of the United States of America or result in any previous Utilisation being in violation of such regulations.

         (e)     An assignment will only be effective on:

                 (i) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will undertake to be bound by the terms of this Agreement and the other Finance Documents as it would have been under if it was an Original Lender; and

                 (ii) performance by the Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New


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


                         Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

         (f) A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.

         (g)     If:

                 (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

                 (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, a Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax Gross-Up and Indemnities) or Clause 15 (Increased Costs), or Clause 18 (Costs and Expenses),

                 then the New Lender or Lender acting through its new Facility Office is only entitled to receive from the relevant Borrower payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred, provided that the consent of the relevant Borrower is required in any event for a change in Facility Office that would give rise to a Tax Deduction, such consent not to be unreasonably withheld or delayed.

25.3     Assignment or transfer fee

         (a) The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of Euro 1,500.

         (b) No Borrower shall be responsible for any cost, tax or expense arising from any assignment or transfer or sub-participation of any kind (at the time of the transfer or assignment or subparticipation only), save to the extent contemplated by Clause 25.2(g) (Conditions of Assignment or Transfer).

25.4     Limitation of responsibility of Existing Lenders

         (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

                 (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

                 (ii)    the financial condition of any Borrower;

                 (iii) the performance and observance by each Borrower of its obligations under the Finance Documents or any other documents; or

                  (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

                 and any representations or warranties implied by law are excluded.

         (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:


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

                 (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

                 (ii) will continue to make its own independent appraisal of the creditworthiness of each Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

         (c)     Nothing in any Finance Document obliges an Existing
                 Lender to:

                 (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

                 (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by a Borrower of its obligations under the Finance Documents or otherwise.

25.5     Procedure for transfer

         (a) Subject to the conditions set out in Clause 25.2 (Conditions of Assignment or Transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

         (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its completion of all "know your customer" or other checks relating to any person that it is required to carry out in relation to the transfer to such New Lender.

         (c)     On the Transfer Date:

                 (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

                 (ii) each Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as each Borrower and the New Lender have assumed and/or acquired the same in place of the Borrowers and the Existing Lender;

                 (iii) the Agent, the Bookrunners, the Mandated Lead Arrangers, the Issuing Entities, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Bookrunners, the Mandated Lead Arrangers, the Issuing Entities, and the Existing

                         Lender shall each be released from further obligations to each other under the Finance Documents; and

                 (iv)    the New Lender shall become a Party as a "Lender".

25.6 Copy of Transfer Certificate to the relevant Borrower

         The Agent shall, within a reasonable period after it has executed a Transfer Certificate, send to the relevant Borrower a copy of that Transfer Certificate.

25.7     Affiliates of Lenders

         (a) Each Lender may fulfil its obligations in respect of any Utilisation through an Affiliate if:

                 (i) the relevant Affiliate is a party to this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement; and

                 (ii) the Utilisations in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the Agent and the Borrowers.

                 In this event, the Lender and the Affiliate will participate in those Utilisations in the manner provided for in subparagraph (ii) above.

         (b) If paragraph (a) applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

26.      CONFIDENTIALITY

         Each Finance Party hereby severally undertakes to the Borrowers that it will keep confidential and that it will not make use of for any purposes (otherwise than for the purposes of the Finance Documents) any of the Finance Documents or other documents relating to this Agreement and all of the information distributed on behalf of the Borrowers or contained in, received under or obtained in the course of discussions (together with any analyses and other documents which the relevant Finance Party has prepared or have been prepared on its behalf) relating to the Information Package and/or any such documents, other than any such document or information which has become generally available to the public otherwise than by disclosure by any Finance Party or any of the persons described in paragraph (c) below, provided that each Finance Party shall be entitled to make disclosure of the same:

         (a) to any of its Affiliates or any person to whom it is proposing to enter into, or has entered into, any kind of assignment, transfer, substitution, participation or other similar arrangement by reference to this Agreement, provided that such information is disclosed only to such person if and to the extent necessary for his activities and each such person will be informed of the confidential nature of the information and the provisions of this Agreement;

         (b) to its auditors, accountants, legal counsel and tax advisers appointed and to any other professional advisers appointed to act in connection with the preparation or administration of the Finance Documents or the enforcement of, or realisation of any security provided under, any of the Finance Documents, provided that such information is disclosed only to such person if and to the extent necessary for his activities and each such person will be informed of the confidential nature of the information and the provisions of this Agreement;

         (c) to any other third party where the Borrowers have previously agreed in writing that disclosure may be made to that third party;

         (d) to any banking or other regulatory or examining authorities (whether governmental or otherwise) where such disclosure is requested by them and with whose requests that Finance Party has to comply (or with whose requests banks in the relevant jurisdiction are accustomed to complying);

         (e)     to any rating agency;

         (f) pursuant to subpoena or other legal process, or in connection with any action, suit or proceeding relating to any of the Finance Documents; and

         (g)     pursuant to any law or regulation having the force of law.

         The provisions of this Clause 26 shall supersede any undertakings with respect to confidentiality previously provided by any Finance Party to the Borrowers.

27.      CHANGES TO THE BORROWERS

         No Borrower may assign any of its rights or transfer any of its rights or obligations under the Finance Documents (other than for the avoidance of doubt as a result of the operation of Clause 2.3 (Re-tranching)).


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                                  SECTION 11

                              THE FINANCE PARTIES

28.      ROLE OF THE AGENT, THE BOOKRUNNERS AND THE MANDATED LEAD ARRANGERS

28.1     Appointment of the Agent

         (a) Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

         (b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance
                 Documents together with any other incidental rights, powers, authorities and discretions.

28.2     Duties of the Agent

         (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

         (b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

         (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

         (d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Mandated Lead Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

         (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

28.3 Role of the Mandated Lead Arrangers and Bookrunners

         Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers and the Bookrunners have no obligations of any kind to any other Party under or in connection with any Finance Document.

28.4     No fiduciary duties

         (a) Nothing in this Agreement constitutes the Agent, the Mandated Lead Arrangers or the Bookrunners as a trustee or fiduciary of any other person.

         (b) Neither the Agent, the Bookrunners nor the Mandated Lead Arrangers shall be bound to account to any other Finance Party for any sum or the profit element of any sum received by them for its own account.

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28.5     Business with the Group

         The Agent, the Mandated Lead Arrangers and the Bookrunners may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.6     Rights and discretions of the Agent

         (a)     The Agent may rely on:

                 (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

                 (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

         (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

                 (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment)); and

                 (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

         (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

         (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

         (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

         (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arrangers are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

28.7     Majority Lenders' instructions

         (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

         (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

         (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require


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                 for any cost, loss or liability (together with any
                 associated VAT) which it may incur in complying with the instructions.

         (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

         (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

28.8     Responsibility for documentation

         Neither the Agent nor the Mandated Lead Arrangers:

         (a) are responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arrangers, any Borrower or any other person given in or in connection with any Finance Document or the Information Package; or

         (b) are responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

28.9     Exclusion of liability

         (a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its negligence or wilful misconduct.

         (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 28.9 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

         (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

         (d) Nothing in this Agreement shall oblige the Agent or the Mandated Lead Arrangers to carry out any "know your customer" or other checks in relation to the identity of any person on behalf of any other Finance Party and each such Finance Party confirms to the Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Mandated Lead Arrangers.

28.10    Lenders' indemnity to the Agent

         Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise


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         acting as Agent under the Finance Documents (save to the extent the
         Agent has been reimbursed by a Borrower pursuant to a Finance
         Document).

28.11    Resignation of the Agent

         (a) The Agent may resign (after consultation with the Company) and appoint one of its Affiliates acting through an office in Italy as successor by giving notice to the other Finance Parties and the Company.

         (b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company.

         (c) In the event of the resignation of the Agent pursuant to (b) above, the Majority Lenders, (after consultation with the Company), may appoint a successor Agent which shall be one of the other Mandated Lead Arrangers (or an Affiliate of one of the Mandated Lead Arrangers) or, with the agreement of the Company, (such agreement not to be unreasonably withheld or delayed and provided that the agreement of the Company is not required if an Event of Default has occurred and is continuing) a reputable and experienced bank, incorporated in or having a branch in Italy.

         (d) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (c) above within 30 days after notice of resignation was given, the Agent (in agreement with the Company) may appoint a successor Agent which shall be a reputable and experienced bank, incorporated in or (acting through an office in Italy).

         (e) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

         (f) The Agent's resignation notice shall only take effect upon the appointment of a successor.

         (g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28.11. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

         (h) The Company may, or after consultation with the Company the Majority Lenders may (excluding, for the purpose of establishing such consent, the Commitment of the Agent in its capacity as a Lender), by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph
                 (b) above, provided that if the Company requires the Agent to resign the successor Agent shall be appointed by the Company but such appointment should be subject to the prior consent of the Majority Lenders (excluding, for the purpose of establishing such consent, the Commitment of the Agent in its capacity as a Lender), such consent not to be unreasonably withheld or delayed.

28.12    Confidentiality

         (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.


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         (b)     If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

28.13    Relationship with the Lenders

         The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

28.14    Credit appraisal by the Lenders

         Without affecting the responsibility of the Borrowers for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

         (a) the financial condition, status and nature of each member of the Group;

         (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

         (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

         (d) the adequacy, accuracy and/or completeness of the Information Package and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

28.15    Reference Banks

         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (with the consent of the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.16    Deduction from amounts payable by the Agent

         If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.      CONDUCT OF BUSINESS BY THE FINANCE PARTIES

         No provision of this Agreement will:


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         (a)     interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.      SHARING AMONG THE FINANCE PARTIES

30.1     Payments to Finance Parties

         If a Finance Party (a Recovering Finance Party) receives or recovers any amount from a Borrower other than in accordance with Clause 31 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

         (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

         (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

         (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2     Redistribution of payments

         The Agent shall treat the Sharing Payment as if it had been paid by the relevant Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause
         31.5 (Partial payments).

30.3     Recovering Finance Party's rights

         (a)     On a distribution by the Agent under Clause 30.2
                 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

         (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

30.4     Reversal of redistribution

         If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

         (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 30.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for


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                 account of that Recovering Finance Party an amount equal
                 to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

         (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

30.5     Exceptions

         (a) This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 30, have a valid and enforceable claim against the relevant Borrower.

         (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

                 (i) it notified that other Finance Party of the legal or arbitration proceedings; and

                 (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.


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                                  SECTION 12

                                ADMINISTRATION

31.      PAYMENT MECHANICS

31.1     Payments to the Agent

         (a) On each date on which a Borrower or a Lender is required to make a payment under a Finance Document, that Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

         (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies by not less than five Business Days notice to the relevant Borrower and the Lenders.

         (c) Any amount paid by a Borrower to the Agent under the Finance Documents for another Party shall be deemed to have been received by that Party when received by the Agent and for value on the date of receipt by the Agent.

31.2     Distributions by the Agent

         Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to the Borrowers), Clause 31.4 (Clawback) and Clause 28.16 (Deduction from amounts payable by the Agent), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

31.3     Distributions to the Borrowers

         The Agent may (with the consent of the relevant Borrower or in accordance with Clause 32 (Set-Off)) apply any amount received by it for that Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount then due from that Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4     Clawback

         (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

         (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.


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31.5     Partial payments

         (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of that Borrower under the Finance Documents in the following order:

                 (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Mandated Lead Arrangers under the Finance Documents;

                 (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

                 (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

                 (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs


          (a)    (ii) to (iv) above.

          (c) Paragraphs (a) and (b) above will override any appropriation made by a Borrower.

31.6     No set-off by the Borrowers

         All payments to be made by a Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off (including, in the case of the International Borrower and for the purposes of Luxembourg law, legal set-off) or counterclaim.

31.7     Business Days

         (a) Any payment which is due to be made on a day that is not a Business Day, subject as otherwise provided in this Agreement, shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8     Currency of account

         (a) Subject to paragraphs (b) and (c) below, euro is the currency of account and payment for any sum from a Borrower under any Finance Document.

         (b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

         (c) Any amount expressed to be payable in a currency other than euro shall be paid in that other currency.


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31.9     Change of currency

         If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.      SET-OFF

         A Finance Party may set off any matured obligation due from a Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.      NOTICES

33.1     Communications in writing

         Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2     Addresses

         The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

         (a) in the case of a Borrower, that identified with its name below;

         (b) in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

         (c)     in the case of the Agent, that identified with its name below,

         or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

33.3     Delivery

         (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                 (i)     if by way of fax, when received in legible form; or

                 (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

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         (b)     Any communication or document to be made or delivered to the
                 Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

         (c) All notices from or to a Borrower shall be sent through the Agent.

         (d) Any notice, request, demand, or other communications received on a non-working day or after business hours in the place of receipt shall be deemed to be received on the next following working day in such place.

33.4     Notification of address and fax number

         (a) Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause
                 33.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

         (b) The Agent shall, promptly upon request from any Party, give to that Party the address or fax number of any other Party applicable at the time for the purposes of this Clause.

33.5     Electronic communication

         (a) Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

                 (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

                 (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

                 (iii) notify each other of any change to their address or any other such information supplied by them.

         (b) Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

33.6     English language

         (a) Any notice given under or in connection with any Finance Document must be in English.

         (b) All other documents (other than the documents referred to in paragraphs 1(a), 1(b), 1(c), 2(a), 2(b), 2(c), 3 and 5(b) of
                 Schedule 2 (Conditions Precedent)) provided under or in connection with any Finance Document must be:

                 (i) in English if the document is originally produced in English; or

                 (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.


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34.      CALCULATIONS AND CERTIFICATES

34.1     Accounts

         Accounts maintained by the Agent or each Lender in connection herewith are in the absence of manifest error prima facie evidence of the sums owing to the Lenders under this Agreement.

34.2     Certificates and Determinations

         Any certification or determination by any of the parties to the Finance Documents pursuant to any provision hereof is, in the absence of manifest error (in which case any liability of such party shall be determined in accordance with applicable law), conclusive evidence of the matters to which it relates.

34.3     Day count convention

         Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

35.      PARTIAL INVALIDITY

         If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.      REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.      AMENDMENTS AND WAIVERS

37.1     Required consents

         (a) Subject to Clause 37.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrowers and any such amendment or waiver will be binding on all Parties.

         (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

37.2     Exceptions

         (a) An amendment or waiver that has the effect of changing or which relates to:

                 (i) the definition of "Majority Lenders" or the "Target" in Clause 1.1 (Definitions);

                 (ii) an extension to the date of payment of any amount under the Finance Documents;

                 (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

                 (iv) an increase in or an extension of any Commitment, other than in the circumstances contemplated by Clause 38 (Permitted Facility C Increase);

                 (v) a change to the Borrowers (other than where a new borrower is introduced pursuant to Clause 17 (Mitigation by the Lenders));

                 (vi) any provision which expressly requires the consent of all the Lenders; or

                 (vii) Clause 2.3 (Finance Parties' rights and obligations), Clause 7.2 (Mandatory prepayment on change of control or merger), Clause 25 (Changes to the Lenders), Clause 30 (Sharing Among the Finance Parties) or this Clause 37, shall not be made without the prior consent of all the Lenders and the Borrowers.

         (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Bookrunners, the Mandated Lead Arrangers or the Issuing Entities may not be effected without the consent of the Agent, the Bookrunners, the Mandated Lead Arrangers or the Issuing Entites (as the case may be) and the Borrowers.

37.3     Replacement of a Lender

         (a) If at any time any Lender becomes an Increased Cost Lender or a Non-Funding Lender (each as defined below) or is affected by circumstances referred to Clause 7.1 (Illegality) then the Borrowers may:

                 (i) on not less than 10 Business Days' prior notice to the Agent and that Lender, replace that Lender by causing it to (and that Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (but not part only) of its rights and obligations under this Agreement to a Lender or other person selected by the Borrowers for a purchase price equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest and fees and other amounts payable under this Agreement; or

                 (ii) give the Agent and that Lender at least 10 Business Days' notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations.

                 On the last day of each Interest Period which ends after the Borrowers have given notice under (ii) above (or, if earlier, the date specified by the Borrowers in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender's participation in the Utilisation, and following the final payment the Commitment of that Lender shall immediately be reduced to zero.

         (b) The Borrowers shall have no right to replace the Mandated Lead Arrangers, the Bookrunners, the Agent or the Issuing Entities each in that capacity only and none of the foregoing, nor any Lender, shall have any obligation to the Borrowers to find a replacement Lender or other such entity. No member of the Group may make any payment or assume any obligation (whether by way of fees, expenses or otherwise) to or on behalf of the replacement Lender as an inducement for the replacement Lender to become a Lender.

         (c) The Borrowers may only replace an Increased Cost Lender or a Non-Funding Lender if that replacement takes place no later than 90 days after the date on which the relevant Increased Cost Lender demands payment of the relevant additional amounts or the Lender becomes a Non-Funding Lender (as applicable).

         (d) No Lender replaced under this Clause 37.3 may be required to pay or surrender to that replacement Lender or other entity any of the fees received by it.

         (e) In the case of a replacement of an Increased Cost Lender, the Borrowers shall pay the relevant additional amounts to that Increased Cost Lender prior to it being replaced and the payment of those additional amounts shall be a condition to replacement.

         (f)     For the purposes of this Clause 37.3:

                 (i) an Increased Cost Lender is a Lender to whom any Borrower becomes obliged to pay additional amounts described in Clauses 14 (Tax Gross-Up and Indemnities) and 15 (Increased Costs); and

                 (ii) a Non-Funding Lender is a Lender which fails to comply with its obligation to participate in any Utilisation where:

                         (A) all conditions to the relevant Utilisation (including without limitation, delivery of a Utilisation Request) have been satisfied or waived by the Majority Lenders in accordance with the terms of this Agreement; and

                         (B) the Borrowers have notified the Lender that it will treat it as a Non-Funding Lender.

38. PERMITTED FACILITY C INCREASE

         (a) In circumstances where the Company (or Bidco, as the case may be) intends to make the Improved Offer and/or is required to make payments under the Option and/ or is required to make any Ancillary Offer, the Borrowers may designate by notice to the Agent a permitted increase in the Commitments for Facility C by an amount not exceeding such Euro 8,500,000,000 over the life of the Facilities (a Permitted Additional Commitment).

         (b) Once the Borrowers have designated a Permitted Additional Commitment, the Company (in the case of Facility C1) and the International Borrower (in the case of Facility C2) may invite existing Lenders (or new Lenders acceding for such purpose) to assume additional or new Commitments under Facility C1 and/ or C2 (each a New Commitment) as follows:

                 (i) existing Lenders shall be offered New Commitments out of the Permitted Additional Commitment in the same proportion that the Facility C Commitment of each existing Lender bears to the Total Facility C Commitments (and the relevant Borrower shall keep this offer open (and not make binding offers to other persons) for a period of not less than 15 Business Days or such other period as the relevant Borrower and the Agent may agree);

                 (ii) in the event any existing Lender shall not have accepted an offer under (i) above within the period referred to above, the balance not taken up may be offered pro rata to those existing Lenders which did accept the offer made under (i) above (and the relevant Borrower shall keep this offer open (and not make binding offers to other persons) for a period of not less than three Business Days after the expiry of the period referred to above or such other period as the relevant Borrower and the Agent may agree);

                 (iii) in the event the total New Commitments assumed under (i) and (ii) above are less than the Permitted Additional Commitment, the relevant Borrower may invite any person or persons to accede as a Lender with such New Commitments as the relevant Borrower and such person may agree (but so that any New Commitment assumed by such a person must be in an amount that would, had it been a transfer rather than an assumption, have been in compliance with Clause 25 (Changes to the Lenders) and if so agreed the relevant Borrower may cause such person to accede as a Lender in accordance with this Clause 38 and assume such New Commitment,

                 (an existing Lender agreeing to assume a New Commitment under paragraph (i) and/or (ii) above is an Increasing Lender and any person not being a Lender agreeing to assume a New Commitment under paragraph (iii) above is an Acceding Lender).

         (c) Nothing in this Clause 38 shall oblige any Lender to increase its Commitments at any time.

         (d) Prior to the relevant Borrower borrowing any New Commitments it shall deliver to the Agent:

                 (i) a copy of a resolution of the board of directors of the relevant Borrower approving the increased borrowing contemplated by the New Commitments, and the execution, delivery and performance of the Accession Documents (as defined in paragraph (e) below) to which it is acceding;

                 (ii) a specimen of the signature of each person authorised on behalf of the Company to execute any Accession Documents or to sign or send any document or notice in connection with any Accession Documents;

                 (iii)   a certificate of a director of the relevant Borrower
                         (A) confirming that utilising the relevant New Commitments in full (and, in the case of the Company, its guarantee of such New Commitments pursuant to Clause 19 (Guarantee and Indemnity)) would not breach any limit binding on it; (B) certifying that each copy document specified in this Clause is correct and complete and that the original of each of those documents is in full force and effect and has not been amended or superseded as at a date no earlier than the date the New Commitments are incurred; and (C) in the case of the Company only, certifying that the guarantee and indemnity in Clause 19 (Guarantee and Indemnity) will, subject to its terms, secure the New Commitments; and

                 (iv) a legal opinion of counsel approved by the Agent acting reasonably in respect of the Accession Documents and the resolutions referred to in paragraph
                         (i) above.

         (e) Following the relevant Borrower obtaining agreements from Increasing Lenders and/or Acceding Lenders to assume New Commitments under this Clause, after operating the series of offers contemplated by paragraph (b) above, in order to implement such agreements the relevant Borrower shall deliver to the Agent (not less than five Business Days prior to the intended Accession Effective Dates (as defined below) or the intended Increase Effective Dates (as defined below)):

                 (i) a list of the Increasing Lenders and/or Acceding Lenders together with details of the amounts of their New Commitments and the intended Accession Effective Dates or Increase Effective Dates;

                 (ii) originals (which each Acceding Lender must have executed), duly completed, of each Accession Certificate in the form of Part 1 (Form of Accession Certificate) of Schedule 9 (Incremental Commitments) (an Accession Certificate); and

                 (iii) originals (which each Increasing Lender must have executed), duly completed, of each Increase Certificate in the form of Part 2 (Form of Increase Certificate) of Schedule 9 (Incremental Commitments) (an Increase Certificate and, together with the Accession Certificate, the Accession Documents).

         (f) The New Commitment of an Increasing Lender or an Acceding Lender will become available for drawing on the date confirmed by the Agent in the relevant Accession Document as the Increase Effective Date (the Increase Effective Date) or the Accession Effective Date (the Accession Effective Date), as applicable and provided that where paragraph (g) applies, an Accession Effective Date or an Increase Effective Date shall not be earlier than the date (if any) upon which a Borrower submits Utilisation Requests in accordance with paragraph (g) below.

         (g) If there are any Advances outstanding on the date an Accession Document is entered into, the relevant Borrower shall (and subject to agreement on consolidating such Utilisation Requests where several Accession Certificates and Increase Certificates are being processed at or about the same time) submit Utilisation Requests, requiring Advances to be made by the relevant Increasing Lenders and/or Acceding Lenders as follows:

                 (i) such Utilisation Requests shall relate to the drawing in full of the relevant New Commitments (or, if the Facility to which the accession or increase is to be applied is not itself drawn in full, such Utilisation Requests shall relate to the drawing of the New Commitments pro rata in the same proportion that the Facilities are drawn) (and so that simultaneously with such Utilisation Requests the relevant Accession Effective Date and/or the relevant Increase Effective Date will be designated under paragraph (f) above and shall apply to such Utilisation Requests);

                 (ii) such Utilisation Requests shall be divided into separate amounts of Advances which correspond on a pro rata basis to the Advances then outstanding;

                 (iii) such Utilisation Requests shall select for each such Advance as referred to in (ii) above (notwithstanding any other provision of this Agreement) an initial Interest Period co-terminus with the Interest Period for the then outstanding Advance to which such Advance corresponds under (ii) above;

                 (iv) at the end of each initial Interest Period selected for an Advance to be made by the relevant Increasing Lenders and/or Acceding Lenders, such Advances shall be consolidated with the then outstanding Advances to which such Advances correspond under (ii) above and all Lenders (existing and new) will participate pro rata therein.

         (h) Interest payable on the last day of each initial Interest Period selected for an Advance to be made by the relevant Increasing Lenders and/or Acceding Lenders will be payable on the same terms as all other Advances, taking into account the actual number of days for which such Advances were outstanding and the relevant EURIBOR.

         (i) On the relevant Increase Effective Date or, as the case may be, Accession Effective Date, the participation of the Lenders (existing and new) in any outstanding Aval will be automatically adjusted to reflect the participations the Lenders would have in that Aval if the relevant New Commitments had been in effect on the Utilisation Date of that Aval.

         (j) Nothing in the Clause 38 shall oblige any Issuing Entity to issue any Aval in a principal amount exceeding the amount of the Avales it would have been subject to issue has the increase to the Facility C Commitment under this Clause not occurred, unless such Issuing Entity agrees to such increase in writing.

39.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                  SECTION 13

                         GOVERNING LAW AND ENFORCEMENT
40.      GOVERNING LAW

         This Agreement is governed by English law.

41.      ENFORCEMENT

41.1     Jurisdiction

         (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

         (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

         (c) This Clause 41.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2     Service of process

         (a) Without prejudice to any other mode of service allowed under any relevant law, each Borrower:

                 (i) will irrevocably appoint Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London EC2V 7EX as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document governed by English law; and

                 (ii) agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

         (b) Each Borrower must provide the Agent with evidence (in form and substance satisfactory to the Agent, acting reasonably) that the process agent referred to in paragraph (a)(i) above has accepted its appointment within 5 Business Days after the Signing Date.

41.3     Waiver of Immunity

         To the fullest extent permitted by applicable law, each Borrower waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

         (a) the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

         (b) the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                  SCHEDULE 1

                         THE ORIGINAL FINANCE PARTIES
                                    PART 1

                            INITIAL ISSUING ENTITY



   Name of Issuing Entity                                Percentage

   Banco Santander Central Hispano S.A.                     100%




                                    PART 2

                               ORIGINAL LENDERS


Original Lender           Facility A1       Facility A2       Facility B1      Facility B2       Facility C1       Facility C2
                           Commitment        Commitment       Commitment        Commitment        Commitment       Commitment
                            ((euro))         ((euro))          ((euro))          ((euro))          ((euro))         ((euro))

Banca Imi - Gruppo       2,428,571,428.57                   3,642,857,142.86                    2,428,571,428.57
Intesa Sanpaolo
S.p.A.

Banco Santander                           2,428,571,428.57                     3,642,857,142.86                    2,428,571,428.57
Central Hispano, S.A.

Mediobanca - Banca       1,142,857,142.85                   1,714,285,714.29                    1,142,857,142.86
di Credito Finanziario
S.p.A.

UBS AG, London                            1,571,428,571.43                     2,357,142,857.14                    1,571,428,571.43
Branch

UniCredito Italiano     2,428,571,428.58                    3,642,857,142.85                    2,428,571,428.57
S.p.A.


Totals                  6,000,000,000.00  4,000,000,000.00  9,000,000,000.00  6,000,000,000.00  6,000,000,000.00  4,000,000,000.00

                                 SCHEDULE 2

                             CONDITIONS PRECEDENT


1.       The Company

(a)      A copy of the complete and up-to-date by-laws of the Company
         (statuto).

(b)      A copy of a resolution of the board of directors of the Company:

         (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party; and

         (ii) authorising the managing director of the Company to execute (or to grant a power of attorney to a third party to execute) the Finance Documents to which it is a party on its behalf.

(c) To the extent not covered in the resolutions provided pursuant to paragraph (b) above, a copy of the corporate authorisation appointing an Authorised Signatory to execute the Finance Documents to which the Company is a party and to sign and/or despatch all documents and notices on behalf of the Company (including, if relevant, any Utilisation Request) under or in connection with the Finance Documents to which the Company is a party.

(d) A specimen of the signature of each person authorised by the resolutions referred to in paragraphs (b) and (c) above.

(e) A certificate of the Company (signed by the finance director of the Company) confirming that borrowing and guaranteeing the Total Commitments would not cause any borrowing or similar limit binding on the Company to be exceeded.

(f) A certificate of an Authorised Signatory of the Company certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.       International Borrower

(a)      A copy of the articles of association of the International Borrower.

(b) A copy of an extract from the Luxembourg Trade and Companies Register for the International Borrower.

(c)      A copy of a resolution of the board of directors of the International
         Borrower:

         (i) approving the terms of, and the transactions contemplated by, this Agreement; and

         (ii) appointing the Authorised Signatory to sign and/or despatch all documents and notices on behalf of the International Borrower (including, if relevant, any Utilisation Request) under or in connection with the Finance Documents to which the International Borrower is a party.

(d) A specimen of the signature of each person authorised on behalf of the International Borrower to enter into or witness the entry into of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

(e) A solvency certificate in respect of the International Borrower signed by an Authorised Signatory.

(f) A certificate of the International Borrower (signed by an Authorised Signatory of the International Borrower) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on the International Borrower to be exceeded.

(g) A certificate of an Authorised Signatory of the International Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

3.       Offer Documents

(a) A copy of the final draft of each of the Prospectus and the Significant Fact Sheet, in each case finalised before the execution of the Agreement (together with any amendment thereof or waiver thereto which is made before the delivery of the relevant document to the Agent).

(b) A copy of the Co-operation Agreement and the E.On Agreement (in each case, together with any amendment thereof or waiver thereto which is made before the delivery of the relevant document to the Agent).

4.       Legal opinions

(a) A legal opinion of Allen & Overy LLP, legal advisers to the Mandated Lead Arrangers and the Lenders as to matters of English law, substantially in the form distributed to the Original Lenders prior to the Signing Date.

(b) A legal opinion of Allen & Overy LLP, legal advisers to the Mandated Lead Arrangers and the Lenders as to matters of Italian law, substantially in the form distributed to the Original Lenders prior to the Signing Date.

(c) A legal opinion of Allen & Overy Luxembourg, legal advisers to the Mandated Lead Arrangers and the Lenders as to matters of Luxembourg law, substantially in the form distributed to the Original Lenders prior to the Signing Date.

5.       Other documents and evidence

(a) Evidence that an aval has been issued in respect of the JV Partner's portion of the Offer (being the first 3.974% of the Target Shares to be tendered in the Offer).

(b)      The Original Accounts.

(c)      The Syndication Letter and each Fee Letter.

                                  SCHEDULE 3

                                   REQUESTS

                                    PART 1

                              UTILISATION REQUEST

From:    [Borrower]

To:      [o]

Dated:

Dear Sirs

Enel S.p.A. and Enel Finance International S.A - Euro 35,000,000,000 Credit Facility Agreement dated [?] 2007 (the Agreement)

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. We wish to borrow a Facility [A/B/C] Advance/arrange for an Aval to be issued under Facility [A/B/C] on the following terms:

         Proposed Utilisation Date:      [     ] (or, if that is not a Business
                                         Day, the next Business Day)

         Facility:                       [A1/A2/B1/B2/C1/C2]

         Currency of Advance:            Euro

         Amount:                         [     ] or, if less, the relevant
                                         Available Facility

         Interest Period:                [     ]

3. [We confirm that each condition specified in Clause 4.3 (Further conditions precedent) is satisfied on the date of this Utilisation Request.]/[We confirm that no Major Default has occurred and is continuing or would result from the making of the Advance referred to above.]

4.       [The proceeds of this Advance should be credited to [account].

5.       [We attach a copy of the proposed Aval.]

6.       This Utilisation Request is irrevocable.

Yours faithfully

...................

Authorised Signatory of
[Borrower]

                                    PART 2

                               SELECTION NOTICE

From:    [Borrower]

To:      [o] as Agent

Dated

   Enel S.p.A. and Enel Finance International S.A Euro 35,000,000,000 Credit
              Facility Agreement dated [o] 2007 (the Agreement)

1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2. We refer to the following Advance[s] with an Interest Period ending on [ ].

3. [We request that the above Advance[s] be divided into [ ] Advances with the following Euro amounts and Interest Periods:]

         or

         [We request that the next Interest Period for the above Advance[s] is
         [     ]].

4.       This Selection Notice is irrevocable.



Yours faithfully

...................

authorised signatory of
[Borrower]

                                 SCHEDULE 4

                       FORM OF TRANSFER CERTIFICATE(1)

To:      [o]  as Agent

From: [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Copy:    [Enel S.p.A./ Enel Finance International S.A.]

Dated:

Enel S.p.A and Enel Finance International S.A Euro 35,000,000,000 Credit Facility Agreement dated [?] 2007 (the Agreement)

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.       We refer to Clause 25.5 (Procedure for transfer):

(a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer).

(b)      The proposed Transfer Date is [ ].

(c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

(d) [The Commitments and Utilisations indicated in the Schedule are reallocated between Facilities, in accordance with Clause 2.4 (Re-tranching) of the Agreement, to the extent indicated in the Schedule]*

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

4.       [The New Lender [is/ is not] a Qualifying Lender].(2)

5. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.       This Transfer Certificate is governed by English law.

         *delete as appropriate


(1) To be entered into by exchange of letters or otherwise signed outside of Italy.

(2) Include in transfer certificates with respect to transfers of a Lender's participation and Commitment in Facility A1, Facility B1 or Facility C1 only.

                                 THE SCHEDULE

     Commitment/rights and obligations to be transferred [or re-allocated]

                           [insert relevant details]

    [Facility Office address, fax number and attention details for notices and account details for payments,]


[Existing Lender]                               [New Lender]

By:                                             By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is
confirmed as [        ].

[Agent]

By:

                                  SCHEDULE 5

                                  TIMETABLES



--------------------------------------------------------------   -----------------------------------------------------------
  Delivery of a duly completed Utilisation Request                                       U-3
for an Advance (Clause 5.1 (Delivery of Utilisation
  Request for an Advance)) or a Selection Notice
   (Clause 11.1 (Selection of Interest Periods))                                  10.00 a.m. (Milan time)
--------------------------------------------------------------   -----------------------------------------------------------

                                                                                          U-3

   Delivery of a duly completed Utilisation Request for               10.00 a.m. (Milan time) (or, in respect of a
     an Aval (Clause 6.1 (Delivery of a Utilisation                Utilisation Request for the first Aval, such earlier time
          Request for an Aval)) for such Aval).                       as may be agreed by the Agent and the Issuing Entities
                                                                         for such Aval

--------------------------------------------------------------   -----------------------------------------------------------

                                                                                             U-3
      Agent notifies the Lenders of the Advance in
    accordance with Clause 5.4 (Lenders' participation)                            3.00 p.m. (Milan time)
--------------------------------------------------------------   -----------------------------------------------------------

                 EURIBOR is fixed                                         Quotation Day as of 11.00 a.m. (Milan time)
--------------------------------------------------------------   -----------------------------------------------------------

                                                 "U" = proposed Utilisation Date

                                     "U - X" = X Business Days prior to the proposed Utilisation Date


                                 SCHEDULE 6

                        FORM OF INDEMNITY CLAIM NOTICE

To:      [Relevant Lender]

Copy to: Enel S.p.A.

From:    [RELEVANT ISSUING ENTITY]

Date:    [          ]

Enel S.p.A. and Enel Finance International S.A Euro 35,000,000,000 Credit Facility Agreement dated [o] 2007

1.       We refer to the Agreement.  This is an Indemnity Claim Notice.

2.       We certify that:

         (a)     a Claimed Amount has been demanded in an amount of
                 (euro)[o]; and

         (b) your share in the Claimed Amount determined in accordance with Clause 7.2 (Lenders' Indemnity) of the Agreement amounts to
                (euro)[o].

3.       We demand payment of the amount referred to in paragraph 2(b) above.

4.       Payment should be made to the following account:

         Account name:     [                  ]

         Account number:   [                  ]

         Account bank:     [                  ]

By

[RELEVANT ISSUING ENTITY]

SCHEDULE 7

                        FORM OF COMPLIANCE CERTIFICATE

To:      [      ] as Agent

From:    Enel S.p.A.

Dated:

Dear Sirs

     Enel S.p.A. and Enel Finance International S.A - Euro 35,000,000,000
            Credit Facility Agreement dated [ ] 2007 (the Agreement)

1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2. We confirm that as at [relevant testing date] Consolidated Total Net Borrowings are [ ] and Consolidated EBITDA was [ ]; therefore Consolidated Total Net Borrowings do not exceed [ ] times Consolidated EBITDA.

3. We set out below calculations for establishing the figures in paragraph 2 above:

         [    ]

4.       [We confirm that no Default is continuing.]*


Signed:      .....................
             Authorised Signatory
             Of
             Enel S.p.A.


* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                 SCHEDULE 8

                            MANDATORY COST FORMULA

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with:

         (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

         (b)     the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Advances made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

         E x 0.01
         -------- per cent. per annum.
          300

         Where:

         E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 6 below and expressed in pounds per (euro)1,000,000.

5.       For the purposes of this Schedule:

         (a) Special Deposits has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

         (b) Fees Rules means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force form time to time in respect of the payment of fees for the acceptance of deposits;

         (c) Fee Tariffs means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

         (d) Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

7. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information or prior to the date on which it becomes a Lender:

         (a)      the jurisdiction of its Facility Office; and

         (b) any other information that the Agent may reasonably require for such purpose.

         Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8. The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12. The Agent may from time to time, after consultation with the Company and the Borrowers, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                  SCHEDULE 9

                            INCREMENTAL COMMITMENTS

                                    PART 1

                         FORM OF ACCESSION CERTIFICATE

To:      [o] as Agent

From:  [Enel S.p.A./ Enel Finance International S.A.]

Date:  [          ]

    Enel S.p.A. and Enel Finance International S.A (euro)35,000,000,000 Credit
             Facility Agreement dated [o] 2007 (the Agreement)

1. We refer to the Agreement. This is an Accession Certificate. Terms defined in the Agreement have the same meaning in this Accession Certificate unless given a different meaning in this Accession Certificate.

2. The proposed Accession Effective Date is [ ], subject to Clause 38(f) of the Agreement.

3.       On the Accession Effective Date:

         (a) [o] (the Acceding Lender) becomes party to the Agreement as a Lender;

         (b) the Acceding Lender assumes all the rights and obligations of a Lender in relation to the Commitments under the Agreement specified in the schedule to this Accession Certificate (the Schedule) in accordance with the terms of the Agreement.

4. The administrative details of the Acceding Lender for the purposes of the Agreement are set out in the Schedule.

5. This Accession Certificate takes effect as a deed notwithstanding that a party may execute it under hand.

6. This Accession Certificate has been executed and delivered as a deed on the date stated at the beginning of this Accession
         Certificate and is governed by English law.

                                 THE SCHEDULE

                           COMMITMENT TO BE ASSUMED

                  Administrative details of the New Lender
               [insert details of Facility Office, address for notices and payment details etc.]

Executed as a deed by [Enel S.p.A/Enel Finance International S.A.]



....................................
Director/Secretary/Authorised Signatory


....................................
Director/Secretary/Authorised Signatory



[ACCEDING LENDER]

INSERT APPROPRIATE LANGUAGE FOR EXECUTION AS A DEED

The Accession Effective Date is confirmed by the Agent as [         ].

[AGENT]

By:

As Agent
and for and on behalf of
each of the parties to the Agreement (other than the Borrowers and the Acceding Lender)

                                   PART 2

                         FORM OF INCREASE CERTIFICATE

To:      [o] as Agent

From: [Enel S.p.A./ Enel Finance International S.A.] and [THE INCREASING LENDER] (the Increasing Lender)

Date:    [          ]

    Enel S.p.A and Enel Finance International S.A (euro)35,000,000,000 Credit
           Facility Agreement dated [o] 2007 (as amended from time to time)
                           (the Agreement)

1. We refer to the Agreement. This is an Increase Certificate. Terms defined in the Agreement have the same meaning in this Increase Certificate unless given a different meaning in this Increase Certificate.

2.       The proposed Increase Effective Date is [        ], subject to
         Clause 38(f) of the Agreement.

3. On the Increase Effective Date, [o] (the Increasing Lender) hereby increases its Commitment as a Lender under the Agreement specified in the schedule to this Increase Certificate (the Schedule) in accordance with the terms of the Agreement.

4. The administrative details of the Increasing Lender remain as applicable to it as an existing Lender for the purposes of the Agreement.

5. This Increase Certificate takes effect as a deed notwithstanding that a party may execute it under hand.

6. This Increase Certificate has been executed and delivered as a deed on the date stated at the beginning of this Increase Certificate and is governed by English law.

                                 THE SCHEDULE

                             INCREASED COMMITMENT

       Executed as a deed by [Enel S.p.A./ Enel Finance International S.A.]



....................................
Director/Secretary/Authorised Signatory



....................................
Director/Secretary/Authorised Signatory



[Increasing Lender]

INSERT APPROPRIATE LANGUAGE FOR EXECUTION AS A DEED

The Increase Effective Date is confirmed by the Agent as [       ].

[AGENT]

By:

As Agent
and for and on behalf of
each of the parties to the Agreement (other than the Borrowers and the Increasing Lender)

                                 SCHEDULE 10

                                FORM OF AVALES


[o] (el Banco Avalista), sociedad validamente constituida y vigente con arreglo a la legislacion [o], con domicilio social en [o], e inscrita en el Registro Mercantil de [o] con el numero [o]. Actuan en su nombre y representacion Don [o], mayor de edad, con domicilio en [o], con D.N.I. [o] y Don [o] , mayor de edad, con domicilio en [o], con D.N.I. [o], debidamente facultados para este acto en virtud del poder [insertar detalles del poder].

                                     AVALA

Ante la Comision Nacional del Mercado de Valores, y en beneficio de los accionistas de [Target] que acudan a la oferta publica de adquisicion formulada por la sociedad [o], con domicilio social en [o], inscrita en el Registro Mercantil de [o] con el numero [o] (el Oferente), sobre [o] acciones de la sociedad [Target] (la Oferta), las obligaciones de pago asumidas por el Oferente en la Oferta, cuyos terminos y condiciones se describen en el folleto explicativo de la Oferta presentado para su registro en la Comision Nacional del Mercado de Valores, en cumplimiento de lo dispuesto en el Real Decreto 1197/1991 de 26 de Julio sobre el regimen de Ofertas Publicas de Adquisicion de Valores.

El importe maximo de este aval es de [o] EUROS ([o]Euros).

El presente Aval se otorga con caracter irrevocable, incondicional y solidario, con renuncia expresa a los beneficios de division, orden y excusion.

El pago se hara en Madrid, a primer requerimiento de la Sociedad de
Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A. (IBERCLEAR) o de la Comision Nacional del Mercado de Valores, formulado por escrito y notificado al Banco Avalista en el domicilio de su sucursal en Espana, en la calle [o]. Recibido el requerimiento de pago correspondiente, el Banco Avalista procedera a efectuar el pago del importe correspondiente en la cuenta que el requirente haya designado, transcurrido un (1) dia habil desde la recepcion de dicho requerimiento.

El presente aval subsistira hasta el completo cumplimiento de las obligaciones de pago del Oferente derivadas de la Oferta, o, en su defecto, hasta la fecha en que la Oferta sea retirada, anulada o declarada sin efecto.

El presente aval esta sujeto a la ley espanola. El Banco Avalista se somete expresamente al fuero de los Jueces y Tribunales de Madrid para la resolucion de cualquier disputa o controversia que pudiese surgir en relacion con la interpretacion, ambito, efectos y ejecucion del presente aval.

El presente aval ha sido inscrito en el Registro Especial de Avales del Banco Avalista con el numero [o]

En [o], a [o].



Banco Avalista

                             English Translation

                       (for information purposes only)

                                   GUARANTEE

[     ] (the Guarantor Entity), with registered office at [     ], duly
registered with the Companies Registry of [     ], with number [     ],
represented by [     ], of legal age, with passport number [     ], and [     ]
of legal age, with passport number [ ], both with sufficient powers pursuant to [insert details of relevant power of attorney].

                                   GUARANTEES

before the COMISION NACIONAL DEL MERCADO DE VALORES and for the benefit of the shareholders of Target who accept the takeover offer launched by [o] with registered office at [ ] and company number [ ] (the Offeror), over [insert number of shares] ([ ]) shares in Target (the Offer), the payment obligations of the Offeror arising under the Offer, which terms and conditions are described in the Offer prospectus which has been presented for registration in the COMISION NACIONAL DEL MERCADO DE VALORES, in accordance with the provisions of Royal Decree 1197/1991, 26 July, on takeover offers.

The maximum amount guaranteed by the Guarantor Entity is euro [    ] ([     ]).

This Guarantee unconditionally, irrevocably and jointly and severally guarantees the payment obligations of the Offeror arising under the Offer, with express waiver of the benefits of ranking, priority and separation ("excusion, orden y division").

Payment of the amounts payable under this guarantee will be made in Madrid on first demand for payment made by the SOCIEDAD DE GESTION DE LOS SISTEMAS DE REGISTRO, COMPENSACION Y LIQUIDACION DE VALORES, S.A. IBERCLEAR or by the COMISION NACIONAL DEL MERCADO DE VALORES (CNMV), made in writing and addressed to the Guarantor Entity at the address of its branch in Spain [address]. Once the demand for payment is received, the Guarantor Entity will make the corresponding payment to the account indicated on the demand after one (1) business day from receipt of the relevant payment demand.

This guarantee will remain in full force and effect until the payment obligations of the Offeror arising under the Offer have been discharged in full or, if applicable, until the date the Offer is withdrawn, annulled or declared as without effect.

This guarantee is governed by Spanish law. The Guarantor Entity, waiving the right to any other jurisdiction which it may be entitled to, submits to the jurisdiction of the courts of the city of Madrid to resolve any dispute or disagreement that could arise in relation to the interpretation, scope, performance, effect and enforcement of this guarantee.

[This Guarantee has been registered on the Special Registry of Guarantees of
[Issuing Entity] with number [        ].

In [      ], [      ] [      ] two thousand and [      ].

[Name of Issuing Entity]

                                  SIGNATORIES


THE COMPANY

ENEL S.p.A.

By:

Address:

Fax:

Attention:

THE INTERNATIONAL BORROWER

ENEL FINANCE INTERNATIONAL S.A.

By:

Address:

Fax:

Attention:

THE MANDATED LEAD ARRANGERS

BANCO SANTANDER CENTRAL HISPANO, S.A.

By:




BAYERISCHE HYPO-UND VEREINSBANK AG, MILAN BRANCH

By:




INTESA SANPAOLO S.p.A.

By:

MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.p.A.

By:




UBS LIMITED

By:




THE BOOKRUNNERS

BANCO SANTANDER CENTRAL HISPANO, S.A.

By:




BAYERISCHE HYPO-UND VEREINSBANK AG MILAN BRANCH

By:




INTESA SANPAOLO S.p.A.

By:




MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.p.A.

By:




UBS LIMITED

By:

THE ISSUING ENTITY

BANCO SANTANDER CENTRAL HISPANO, S.A.

By:




THE AGENT

MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.p.A.

By:

Address:

Fax:

Attention:



THE LENDERS

BANCA IMI - GRUPPO INTESA SANPAOLO S.p.A.

By:




BANCO SANTANDER CENTRAL HISPANO, S.A.

By:




MEDIOBANCA - BANCA DI CREDITO FINANZIARIO S.p.A.

By:

UBS AG, LONDON BRANCH

By:




UNICREDITO ITALIANO S.p.A

By: